           ========================================================






                                 ANACOMP, INC.

                        % Senior Secured Notes due 2002




                            ________________________


                                   INDENTURE



                          Dated as of          , 1995



                            ________________________





                             THE BANK OF NEW YORK,

                                          Trustee



           ========================================================

                               TABLE OF CONTENTS

                                    ARTICLE 1                              PAGE
                                                                           ----
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions   . . . . . . . . . . . . . . . . . . . . . .     1
SECTION 1.02. Other Definitions   . . . . . . . . . . . . . . . . . . .    28
SECTION 1.03. Incorporation by Reference of Trust
                Indenture Act   . . . . . . . . . . . . . . . . . . . .    29
SECTION 1.04. Rules of Construction   . . . . . . . . . . . . . . . . .    29


                                  ARTICLE 2

                                THE SECURITIES

SECTION 2.01. Form and Dating   . . . . . . . . . . . . . . . . . . . .    30
SECTION 2.02. Execution and Authentication  . . . . . . . . . . . . . .    30
SECTION 2.03. Registrar and Paying Agent  . . . . . . . . . . . . . . .    31
SECTION 2.04. Paying Agent To Hold Money in Trust   . . . . . . . . . .    32
SECTION 2.05. Securityholder Lists  . . . . . . . . . . . . . . . . . .    32
SECTION 2.06. Transfer and Exchange   . . . . . . . . . . . . . . . . .    32
SECTION 2.07. Replacement Securities  . . . . . . . . . . . . . . . . .    33
SECTION 2.08. Outstanding Securities  . . . . . . . . . . . . . . . . .    33
SECTION 2.09. Temporary Securities  . . . . . . . . . . . . . . . . . .    34
SECTION 2.10. Cancelation   . . . . . . . . . . . . . . . . . . . . . .    35
SECTION 2.11. Defaulted Interest  . . . . . . . . . . . . . . . . . . .    35
SECTION 2.12. Record Date   . . . . . . . . . . . . . . . . . . . . . .    36
SECTION 2.13. CUSIP Numbers   . . . . . . . . . . . . . . . . . . . . .    36



                                  ARTICLE 3

                                  REDEMPTION


SECTION 3.01. Notices to Trustee  . . . . . . . . . . . . . . . . . . .   37
SECTION 3.02. Selection of Securities To Be
                Redeemed  . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 3.03. Notice of Redemption  . . . . . . . . . . . . . . . . . .   38
SECTION 3.04. Effect of Notice of Redemption  . . . . . . . . . . . . .   38
SECTION 3.05. Deposit of Redemption Price   . . . . . . . . . . . . . .   39
SECTION 3.06. Securities Redeemed in Part   . . . . . . . . . . . . . .   39

                                                                          Page
                                                                          ----

                                  ARTICLE 4

                                  COVENANTS

SECTION 4.01. Payment of Securities   . . . . . . . . . . . . . . . . .    39
SECTION 4.02. SEC Reports   . . . . . . . . . . . . . . . . . . . . . .    40
SECTION 4.03. Limitation on Indebtedness  . . . . . . . . . . . . . . .    40
SECTION 4.04. Limitation on Restricted Subsidiary
                Indebtedness and Preferred Stock  . . . . . . . . . . .    44
SECTION 4.05. Limitation on Restricted Payments   . . . . . . . . . . .    46
SECTION 4.06. Limitation on Restrictions on Dis-
                tributions from Restricted Subsidiaries   . . . . . . .    51
SECTION 4.07. Limitation on Sales of Assets and
                Restricted Subsidiary Stock   . . . . . . . . . . . . .    52
SECTION 4.08. Limitation on Transactions with
                Affiliates  . . . . . . . . . . . . . . . . . . . . . .    60
SECTION 4.09. Change of Control   . . . . . . . . . . . . . . . . . . .    62
SECTION 4.10. Compliance Certificate  . . . . . . . . . . . . . . . . .    66
SECTION 4.11. Further Instruments and Acts  . . . . . . . . . . . . . .    66
SECTION 4.12. Limitation on Liens and Impairment of
                Collateral  . . . . . . . . . . . . . . . . . . . . . .    66
SECTION 4.13. Limitation on Sale/Leaseback
                Transactions  . . . . . . . . . . . . . . . . . . . . .    66
SECTION 4.14. Limitation on Issuance and Sale of
                Capital Stock of Restricted
                Subsidiaries  . . . . . . . . . . . . . . . . . . . . .    67
SECTION 4.15. Restricted and Unrestricted
                Subsidiaries  . . . . . . . . . . . . . . . . . . . . .    67
SECTION 4.16. After-Acquired Property   . . . . . . . . . . . . . . . .    68
SECTION 4.17. Additions to Schedules  . . . . . . . . . . . . . . . . .    69
SECTION 4.18. Maintenance of Properties; Insurance  . . . . . . . . . .    69
SECTION 4.19. Corporate Existence   . . . . . . . . . . . . . . . . . .    70
SECTION 4.20. Taxes   . . . . . . . . . . . . . . . . . . . . . . . . .    70
SECTION 4.21. Conflicting Agreements  . . . . . . . . . . . . . . . . .    70
SECTION 4.22. Contingent Security Interest
                in Hartford Property  . . . . . . . . . . . . . . . . .    70


                                  ARTICLE 5

                              SUCCESSOR COMPANY . . . . . . . . . . . .    71

                                                                          Page
                                                                          ----


                                  ARTICLE 6

                            DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default   . . . . . . . . . . . . . . . . . . .    73
SECTION 6.02. Acceleration  . . . . . . . . . . . . . . . . . . . . . .    76
SECTION 6.03. Other Remedies  . . . . . . . . . . . . . . . . . . . . .    77
SECTION 6.04. Waiver of Past Defaults   . . . . . . . . . . . . . . . .    77
SECTION 6.05. Control by Majority   . . . . . . . . . . . . . . . . . .    77
SECTION 6.06. Limitation on Suits   . . . . . . . . . . . . . . . . . .    77
SECTION 6.07. Rights of Holders To Receive Payment  . . . . . . . . . .    78
SECTION 6.08.  Collection Suit by Trustee . . . . . . . . . . . . . . .    78
SECTION 6.09. Trustee May File Proofs of Claim  . . . . . . . . . . . .    78
SECTION 6.10. Priorities  . . . . . . . . . . . . . . . . . . . . . . .    79
SECTION 6.11. Undertaking for Costs   . . . . . . . . . . . . . . . . .    79
SECTION 6.12. Waiver of Stay or Extension Laws  . . . . . . . . . . . .    80
SECTION 6.13. Suits to Protect the Collateral   . . . . . . . . . . . .    80


                                  ARTICLE 7

                                   TRUSTEE


SECTION 7.01. Duties of Trustee   . . . . . . . . . . . . . . . . . . .    80
SECTION 7.02. Rights of Trustee   . . . . . . . . . . . . . . . . . . .    82
SECTION 7.03. Individual Rights of Trustee  . . . . . . . . . . . . . .    82
SECTION 7.04. Trustee's Disclaimer  . . . . . . . . . . . . . . . . . .    83
SECTION 7.05. Notice of Defaults  . . . . . . . . . . . . . . . . . . .    83
SECTION 7.06. Reports by Trustee to Holders   . . . . . . . . . . . . .    83
SECTION 7.07. Compensation and Indemnity  . . . . . . . . . . . . . . .    83
SECTION 7.08. Replacement of Trustee  . . . . . . . . . . . . . . . . .    84
SECTION 7.09. Successor Trustee by Merger   . . . . . . . . . . . . . .    85
SECTION 7.10. Eligibility; Disqualification   . . . . . . . . . . . . .    86
SECTION 7.11. Preferential Collection of Claims
                Against Company   . . . . . . . . . . . . . . . . . . .    86
SECTION 7.12. Appointment of Co-Trustee or Separate
                Trustee   . . . . . . . . . . . . . . . . . . . . . . .    86

                                                                           Page
                                                                           ----

                                  ARTICLE 8

                      DISCHARGE OF INDENTURE; DEFEASANCE


SECTION 8.01. Discharge of Liability on Securities;
                Defeasance  . . . . . . . . . . . . . . . . . . . . . . .    88
SECTION 8.02. Conditions to Defeasance  . . . . . . . . . . . . . . . . .    89
SECTION 8.03. Application of Trust Money  . . . . . . . . . . . . . . . .    91
SECTION 8.04. Repayment to Company  . . . . . . . . . . . . . . . . . . .    91
SECTION 8.05. Indemnity for Government
                Obligations   . . . . . . . . . . . . . . . . . . . . . .    91
SECTION 8.06.  Reinstatement  . . . . . . . . . . . . . . . . . . . . . .    91


                                  ARTICLE 9

                                  AMENDMENTS

SECTION 9.01. Without Consent of Holders  . . . . . . . . . . . . . . . .    92
SECTION 9.02. With Consent of Holders   . . . . . . . . . . . . . . . . .    93
SECTION 9.03. Compliance with Trust Indenture Act   . . . . . . . . . . .    94
SECTION 9.04. Revocation and Effect of Consents
                and Waivers   . . . . . . . . . . . . . . . . . . . . . .    94
SECTION 9.05. Notation on or Exchange of
                Securities  . . . . . . . . . . . . . . . . . . . . . . .    95
SECTION 9.06.  Trustee To Sign Amendments . . . . . . . . . . . . . . . .    95
SECTION 9.07. Payment for Consent   . . . . . . . . . . . . . . . . . . .    96


                                  ARTICLE 10

                             COLLATERAL DOCUMENTS

SECTION 10.01. Collateral Documents   . . . . . . . . . . . . . . . . . .    96
SECTION 10.02. General Authority  . . . . . . . . . . . . . . . . . . . .    97
SECTION 10.03. Recording, Deposit of Pledge,
                 Securities, etc.   . . . . . . . . . . . . . . . . . . .    98
SECTION 10.04. Disposition of Collateral Without
                 Trustee Consents   . . . . . . . . . . . . . . . . . . .   101
SECTION 10.05. Disposition of Inventory and Accounts
                 Receivable Without Release   . . . . . . . . . . . . . .   104
SECTION 10.06. Release of Collateral with Trustee
                 Consent  . . . . . . . . . . . . . . . . . . . . . . . .   105
SECTION 10.07. Substitute Collateral  . . . . . . . . . . . . . . . . . .   110
SECTION 10.08. Eminent Domain and Other Governmental
                 Takings  . . . . . . . . . . . . . . . . . . . . . . . .   113
SECTION 10.09  TIA Requirements   . . . . . . . . . . . . . . . . . . . .   114

                                                                            Page
                                                                            ----
SECTION 10.10. Suits to Protect the Collateral  . . . . . . . . . . . . .    115
SECTION 10.11. Purchaser Protected  . . . . . . . . . . . . . . . . . . .    115
SECTION 10.12. Powers Exercisable by Receiver or
                 Trustee  . . . . . . . . . . . . . . . . . . . . . . . .    116
SECTION 10.13. Disposition of Obligations
                 Received   . . . . . . . . . . . . . . . . . . . . . . .    116
SECTION 10.14. Limitation on Duty of Trustee in
                 Respect of Collateral;
                 Indemnification  . . . . . . . . . . . . . . . . . . . .    118
SECTION 10.15. Release Upon Termination of the
                 Company's Obligations  . . . . . . . . . . . . . . . . .    118


                                  ARTICLE 11

                         APPLICATION OF TRUST MONIES

SECTION 11.01  "Trust Monies" Defined   . . . . . . . . . . . . . . . . .    118
SECTION 11.02. Retirement of Securities   . . . . . . . . . . . . . . . .    119
SECTION 11.03. Withdrawal of Insurance
                 Proceeds and Condemnation
                 Awards   . . . . . . . . . . . . . . . . . . . . . . . .    120
SECTION 11.04. Release of Real Estate Tax
                 Monies; Rents  . . . . . . . . . . . . . . . . . . . . .    123
SECTION 11.05. Powers Exercisable Notwithstanding
                 Event of Default   . . . . . . . . . . . . . . . . . . .    124
SECTION 11.06. Powers Exercisable by Trustee or
                 Receiver   . . . . . . . . . . . . . . . . . . . . . . .    124
SECTION 11.07. Disposition of Securities Retired  . . . . . . . . . . . .    125
SECTION 11.08. Investment of Trust Monies   . . . . . . . . . . . . . . .    125


                                  ARTICLE 12

                                MISCELLANEOUS


SECTION 12.01. Trust Indenture Act Controls   . . . . . . . . . . . . . .    125
SECTION 12.02. Notices  . . . . . . . . . . . . . . . . . . . . . . . . .    125
SECTION 12.03. Communication by Holders with Other
                 Holders  . . . . . . . . . . . . . . . . . . . . . . . .    126
SECTION 12.04. Certificate and Opinion as to
                 Conditions Precedent   . . . . . . . . . . . . . . . . .    126
SECTION 12.05. Statements Required in Certificate
                 or Opinion   . . . . . . . . . . . . . . . . . . . . . .    127
SECTION 12.06. Rules by Trustee, Paying Agent and
                 Registrar  . . . . . . . . . . . . . . . . . . . . . . .    127
SECTION 12.07. Legal Holidays   . . . . . . . . . . . . . . . . . . . . .    127

                                                                          Page
                                                                          ----
SECTION 12.08. Governing Law    . . . . . . . . . . . . . . . . . . . .    128
SECTION 12.09. No Recourse Against Others   . . . . . . . . . . . . . .    128
SECTION 12.10. Successors   . . . . . . . . . . . . . . . . . . . . . .    128
SECTION 12.11. Multiple Originals   . . . . . . . . . . . . . . . . . .    128
SECTION 12.12. Table of Contents; Headings  . . . . . . . . . . . . . .    128
SECTION 12.13. Severability   . . . . . . . . . . . . . . . . . . . . .    129

Exhibit A - Form of Security
Exhibit B - Form of Mortgage
Exhibit C - Form of Security and Pledge Agreement

Schedule I -   Existing Liens
Schedule II -  U.S. Restricted Subsidiaries
Schedule III - Jurisdictions for UCC Filings
Schedule IV -  Jurisdictions for Real Property Filings
                  and Recordings

                                 ANACOMP, INC.

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 ("TIA") AND
INDENTURE DATED AS OF          , 1995.*


  TIA                                                   INDENTURE
SECTION                                                  SECTION
-------                                                  ---------
310(a)(1)             . . . . . . . . . . . . . . . . .   7.10
   (a)(2)             . . . . . . . . . . . . . . . . .   7.10
   (a)(3)             . . . . . . . . . . . . . . . . .   7.12
   (a)(4)             . . . . . . . . . . . . . . . . .   N.A.
   (a)(5)             . . . . . . . . . . . . . . . . .   7.10
   (b)                . . . . . . . . . . . . . . . . .   7.08, 7.10
   (c)                . . . . . . . . . . . . . . . . .   N.A.
311(a)                . . . . . . . . . . . . . . . . .   7.11
   (b)                . . . . . . . . . . . . . . . . .   7.11
   (c)                . . . . . . . . . . . . . . . . .   N.A.
312(a)                . . . . . . . . . . . . . . . . .   2.05
   (b)                . . . . . . . . . . . . . . . . .   12.03
   (c)                . . . . . . . . . . . . . . . . .   12.03
313(a)                . . . . . . . . . . . . . . . . .   7.06
   (b)(1)             . . . . . . . . . . . . . . . . .   4.07, 4.09,
                                                          7.06, 10.04,
                                                          10.06, 10.07
   (b)(2)             . . . . . . . . . . . . . . . . .   7.06
   (c)                . . . . . . . . . . . . . . . . .   12.02
   (d)                . . . . . . . . . . . . . . . . .   7.06
314(a)                . . . . . . . . . . . . . . . . .   4.02, 4.10,
                                                          12.02
   (b)                . . . . . . . . . . . . . . . . .   10.03, 10.09
   (c)(1)             . . . . . . . . . . . . . . . . .   12.04
   (c)(2)             . . . . . . . . . . . . . . . . .   12.04
   (c)(3)             . . . . . . . . . . . . . . . . .   N.A.
   (d)                . . . . . . . . . . . . . . . . .   10.05, 10.06,
                                                          10.07, 12.04
   (e)                . . . . . . . . . . . . . . . . .   12.05
   (f)                . . . . . . . . . . . . . . . . .   4.10
315(a)                . . . . . . . . . . . . . . . . .   7.01
   (b)                . . . . . . . . . . . . . . . . .   7.05; 12.02
   (c)                . . . . . . . . . . . . . . . . .   7.01
   (d)                . . . . . . . . . . . . . . . . .   7.01
   (e)                . . . . . . . . . . . . . . . . .   6.11
316(a)(last sentence) . . . . . . . . . . . . . . . . .   12.06
   (a)(1)(A)          . . . . . . . . . . . . . . . . .   6.05
   (a)(1)(B)          . . . . . . . . . . . . . . . . .   6.04
   (a)(2)             . . . . . . . . . . . . . . . . .   N.A.
   (b)                . . . . . . . . . . . . . . . . .   6.07
   (c)                . . . . . . . . . . . . . . . . .   6.07

317(a)(1)          . . . . . . . . . . . . . . . . .      6.08
   (a)(2)          . . . . . . . . . . . . . . . . .      6.09
   (b)             . . . . . . . . . . . . . . . . .      2.04
318(a)             . . . . . . . . . . . . . . . . .      12.01

                      N.A. means Not Applicable.


---------------------
* This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture. This reconciliation and tie shall only apply subsequent to qualification of this Indenture under the TIA.

                                  INDENTURE dated as of            , 1995,
                          between Anacomp, Inc., an Indiana corporation (the "Company"), and The Bank of New York, a New York banking corporation (the "Trustee").


                 Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's % Senior Secured Notes due 2002 (the "Securities"):


                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE


                 SECTION 1.01.  Definitions.

                 "Accounts Receivable" means any and all rights of the Company to payment for Inventory sold or services performed, whether due or to become due, whether or not earned by performance, whether now in existence or arising from time to time hereafter, including, without limitation, (a) rights evidenced by or in the form of an account, note, draft, letter of credit, contract right, security agreement, chattel paper or other evidence of indebtedness or security, (b) the right to payment of any interest or finance charges with respect thereto, (c) all proceeds of insurance with respect thereto, (d) all of the Company's rights as an unpaid vendor, all pledged assets and letters of credit, guaranty claims, liens and security interests held by or granted to the Company to secure payment of any Accounts Receivable and (e) all books and records of the Company (whether written or stored electronically) relating to any of the foregoing; provided, however, that Accounts Receivable shall not include any such right classified as long-term or the equivalent thereof on the Company's financial statements prepared in accordance with GAAP; provided, further, however, that for purposes of Section 4.04, the term Accounts Receivable means such rights of any Foreign Restricted Subsidiaries.

                 "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any Subsidiary of such specified Person or (C) of any Person described in clause (i). For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.08 only, "Affiliate" also shall mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. Notwithstanding the foregoing, each Unrestricted Subsidiary shall be deemed an Affiliate of the Company and of each other Subsidiary of the Company.

                 "Asset Disposition" means any direct or indirect sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers, conveyances or dispositions) of shares of Capital Stock (including, without limitation, the Pledged Stock) of any Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any Restricted Subsidiary (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of the Company's or any Restricted Subsidiary's Accounts Receivable or Inventory (other than the disposition of Inventory pursuant to a Sale/Leaseback Transaction), such disposition, in the event the Revolving Credit Facility and any other revolving credit facility permitted under Section 4.03 shall have been fully satisfied, at Fair Market Value in the Ordinary Course of Business or (iii) a disposition of property or assets, whether in a single transaction or a series of related transactions which constitute a single plan of disposition, that have an
aggregate Fair Market Value not in excess of $100,000.   An Asset Disposition
shall include the requisition of title to, seizure of or forfeiture of any property or assets, or any actual or constructive total loss or an agreed or compromised total loss of any property or assets. The term "Asset Disposition" when used with respect to the Company shall not include any disposition pursuant to Article 5 which constitutes a disposition of all or substantially all the assets of the Company.

                 "Attributable Indebtedness", in respect of a Sale/Leaseback Transaction, means, as at the time of determination, the greater of (i) the Fair Market Value of the property subject to such Sale/Leaseback Transaction (as determined in good faith by the Board of Directors) or (ii) the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                 "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                 "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                 "Board Resolution" means a duly adopted Board Resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company.

                 "Business Day" means each day which is not a Legal Holiday.

                 "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP; the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                 "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (including partnership interests) in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                 "Change of Control" means the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an underwriter engaged in a firm commitment underwriting in connection with a public offering of the Voting Stock of the Company or a Restricted Subsidiary, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board then in office; or (iii) the Company, either individually or in conjunction with one or more of its Subsidiaries, sells, conveys, leases or otherwise transfers, or one or more of such Subsidiaries sell, convey, lease or otherwise transfer, all or substantially all the assets of the Company and the Restricted Subsidiaries, taken as a whole, to any Person (other than a Restricted Subsidiary).

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Collateral" means the property and assets subject to the Lien of the Indenture or any of the other Collateral Documents.

                 "Collateral Documents" means the Indenture, the Security and Pledge Agreement, the Mortgages and each other document, agreement or instrument evidencing, perfecting, assuring or otherwise relating to the Lien in respect of the Collateral and all amendments, supplements or other modifications thereto.

                 "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

                 "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                 "Consolidated Coverage Ratio" means, as of any date of determination, the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, or both, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the property or assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the

Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and as further contemplated by the definition of pro forma. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such

Interest Rate Protection Agreement has a remaining term in excess of 12 months).

                 "Consolidated Interest Expense" means, for any period, the sum of (i) the total cash and noncash interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such interest expense, (A) interest expense attributable to Capital Lease Obligations, (B) amortization of debt discount and debt issuance cost, (C) capitalized interest,
(D) accrued interest, (E) commissions, discounts and other fees and charges paid or owed with respect to letters of credit and bankers' acceptance financing, (F) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person,
(G) net costs associated with Hedging Obligations (including amortization of discounts and fees), (H) the interest portion of any deferred obligation, (I) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Redeemable Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary and (J) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary, less
(ii) to the extent included in clause (i), amortization or write-off of deferred financing costs of the Company and its consolidated Subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of the Company and its consolidated Subsidiaries prior to its State Maturity.

                 "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause
(iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,
(iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,
(iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person, (v) any extraordinary gain or loss and (vi) the cumulative effect of a change in accounting principles.

                 "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                 "Currency Exchange Protection Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in foreign currency exchange rates.

                 "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                 "Disqualified Stock" of a Person means Redeemable Stock of such Person as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the Holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Securities.

                 "Documents" means, only for purposes of the definition of Inventory herein, all documents of title and goods evidenced thereby, including, without limitation, all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

                 "Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Bankers Trust Company in New York City at approximately 11:00 a.m. (New York time) on the date two Business Days prior to such determination.

                 "EBITDA" for any period means the Consolidated Net Income for such period, plus, to the extent deducted in calculating such Consolidated Net Income, (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense and (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity, in each case for such period.

                 "8.25% Preferred Stock" means the Company's 8.25% Cumulative Convertible Redeemable Exchangeable Preferred Stock.

                 "Exchange Act" means the Securities Exchange Act of 1934.

                 "Exchange Notes" means the 8.25% Convertible Senior Subordinated Debentures due March 1, 2002 of the Company, if any, issued upon exchange for the 8.25% Preferred Stock in accordance with the First Addendum to the Restated Articles of Incorporation of the Company as in effect on the Issue Date.

                 "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction; provided, that the foregoing shall not prohibit sales of Inventory at a discount or on terms which are typical in the industry to which such Inventory relates. Fair Market Value shall be determined, except as otherwise provided herein, (i) if such property or asset has a Fair Market Value less than $5,000,000, by any officer of the Company or (ii) if such property or asset has a Fair Market Value in excess of $5,000,000, by a majority of each of the disinterested members of the Board of Directors and the Board of Directors as a whole and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, of the Board of Directors delivered to the Trustee.

                 "15% Subordinated Notes" means the Company's 15% Senior Subordinated Notes due 2000.

                 "Foreclosure Event" means any foreclosure upon and enforcement of the Lien of the Collateral Documents by the Trustee or the Lien of the Revolving Credit Facility by the lenders thereunder.

                 "Foreign Asset Disposition" means an Asset Disposition in respect of Capital Stock or assets of a Restricted Subsidiary of the type described in Section 936 of the Code to the extent that the proceeds of such Asset Disposition are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

                 "Foreign Restricted Subsidiaries" means, collectively, (i) the following Subsidiaries of the Company to the extent such Subsidiaries are Restricted Subsidiaries: Anacomp Holdings Ltd., Anacomp Ltd. (UK), Xidex (UK) Ltd., Anacomp International N.V., Anacomp Canada, Inc., Anacomp GesmbH, Anacomp Belgium S.A., Xidex GmbH, Anacomp GmbH, Datamagnetics GmbH, Anacomp Pty Ltd., Xidex New Zealand Ltd., Anacomp Japan Ltd., Anacomp DO Brazil, Xidex Magnetics S.A., Anacomp Italia SRL, Anacomp S.A., Anacomp B.V., Anacomp A.B., Anacomp A/S (Norway), Anacomp A/S (Denmark) and Anacomp O.Y.; and (ii) any other Restricted Subsidiary that is incorporated in a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

                 "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP consistently applied.

                 "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Hartford Property" means the real property located at 857 State Street, Hartford, Wisconsin.

                 "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement, Commodity Price Protection Agreement or Currency Exchange Protection Agreement or other similar agreement or arrangement.

                 "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                 "Incur" means to, directly or indirectly, create, issue, assume, Guarantee, incur (by conversion, exchange or otherwise) extend, assume, or otherwise become liable for, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The terms "Incurrence", "Incurred" and "Incurring" shall each have a correlative meaning.

                 "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

                  (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

                 (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                (iii) all Capital Lease Obligations and all Attributable Indebtedness of such Person;

                 (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except (A) Trade Payables and (B) any obligation to pay any portion of such purchase price that becomes due only if the earnings attributable to such property or services satisfy predetermined minimum amounts subsequent to the purchase of such property or services and the amount of such obligation cannot be determined on the date of such purchase);

                 (v) all obligations of such Person in respect of letters of credit, banker's acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iv) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on any such letter of credit;

                   (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

                 (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

                   (ix) to the extent not otherwise included in this definition, obligations of such Person in respect of Hedging Obligations.

For purposes of this definition, the maximum fixed redemption, repayment or repurchase price of any Disqualified Stock or Preferred Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Stock as if such Stock were redeemed, repaid or repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Stock as reflected in the most recent financial statements of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                 "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

                 "Indenture Obligations" means the obligations of the Company (and any other obligor hereunder or under the Securities) to pay principal of, and premium, if any, and interest (including, without limitation, any default interest) on, the Securities when due and payable, whether at maturity, by acceleration, call for redemption or repurchase, in each case as required hereunder, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the other Collateral Documents and the performance of all other obligations to the Trustee and the Holders under this Indenture, the Securities and the other Collateral Documents, according to the terms hereof and thereof.

                 "Independent Appraiser" means a nationally or internationally recognized appraisal, accounting, investment banking or other firm (which may include the independent certified public accountants of the Company), as appropriate, that (i) is in fact independent in respect of the transaction in question, (ii) is an expert in respect of the relevant valuation or appraisal activity, (iii) does not have any direct financial interest or any material indirect financial interest in the Company or any Subsidiary, the Trustee or in any Affiliate of any of them and (iv) is not connected with the Company or a Subsidiary of the Company, the Trustee or any such Affiliate as a director, officer, employee or Affiliate.

                 "Interest Rate Protection Agreement" means, in respect of any Person, any interest rate swap agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                 "Inventory" means all goods of the Company held for sale or lease, or furnished or to be furnished, by the Company under contracts of service, or consumed in the Company's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of the Company, including all Documents evidencing or issued with respect thereto; provided, however, that the term Inventory shall not include repair or replacement parts; provided, further, however, that, for the purposes of Section 4.04, the term Inventory means such goods of any Foreign Restricted subsidiaries.

                 "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) such Person, or any purchase or acquisition of all or substantially all the business or assets of, Capital Stock, Indebtedness, any other evidence of beneficial ownership or other similar instruments issued by, such Person. For purposes of Sections 4.05 and 4.15, (i) the term "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. In determining the amount of any Investment in respect of any property or assets other than cash, such property or asset shall be valued at its Fair Market Value at the time of such Investment (unless otherwise specified in this definition).

                 "Issue Date" means the date on which the Securities are originally issued.

                 "Lien" means any mortgage, deed of trusts, pledge, hypothecation, assignment, deposit arrangement, preference, priority, security interest, encumbrance, easement, restriction, covenant, right-of-way, servitude, lien (statutory or otherwise), charge, other security or similar agreement or preferential arrangement of any kind or nature whatsoever or other adverse claim of any kind or nature (including, without limitation, any conditional sale or other title retention agreement or lease having substantially the same economic effect of any of the foregoing).

                 "Magnetics Division" means the property and assets of the Company or any Restricted Subsidiary used in connection with the manufacture, marketing and sale of magnetic tape, computer tape or other magnetic products.

                 "Mortgage" means a fee or leasehold mortgage instrument or deed of trust with any related security agreements and assignments of lease and rents to secure the Indenture Obligations, substantially in the form of Exhibit B (including such changes to such form as may be necessary or desirable to conform such form to the local laws or customs applicable to property in the jurisdiction where such mortgage instrument or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, hereof and of any other Collateral Document.

                 "Net Cash Proceeds" from an Asset Disposition means the sum of
(i) cash payments and Temporary Cash Investments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom and (ii) the Fair Market Value of all securities issued to the Company or a Subsidiary of the Company in connection therewith, in each case net of (A) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset

Disposition, (B) all payments made on any Indebtedness which is secured by any property or assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such property or assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (C) all distributions and other payments required to be made to minority interest Holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (D) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; provided, that, in the event that any consideration for such Asset Disposition (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment shall be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to the Company or any Restricted Subsidiary from escrow; provided, further, that any non-cash consideration received in connection with such Asset Disposition, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time and shall thereafter be applied in accordance with Section 4.07. The term "Net Cash Proceeds" from an issuance or sale of Capital Stock means the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                 "Officer" means the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Vice President and Chief Administrative Officer, any other Vice President, the Treasurer or the Secretary of the Company.

                 "Officers' Certificate" means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company.

                 "Opinion of Counsel" means a written opinion, in form acceptable to the Trustee, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                 "Ordinary Course of Business" means sales or assignments of Inventory and Accounts Receivable or the performance of services at Fair Market Value or the collection of Accounts Receivable in the ordinary course of business and does not include any sale, assignment or collection (i) after any Foreclosure Event or (ii) after the voluntary or involuntary bankruptcy of the Company, including, without limitation, those events of the type described in
Section 6.01(9) and (10). The ordinary course of business shall include (i) sales of inventory to customers, (ii) returns of merchandise to manufacturers or distributors for refunds or credit and (iii) exchanges of inventory with manufacturers or distributors for other inventory.

                 "pari passu", as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinate in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

                 "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) (A) a Wholly Owned Subsidiary, (B) any Person which will become a Wholly Owned Subsidiary as a result of such Investment or
(C) all or substantially all the business or assets of any Person; (ii) Temporary Cash Investments; (iii) receivables owing to the Company or such Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that nothing in this paragraph shall limit in any way the ability of the Company or such Restricted Subsidiary to settle, compromise or otherwise deal with such receivables in the ordinary course of business; (iv) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (v) loans or advances, in the aggregate principal amount of $5,000,000 outstanding from time to time, to employees of the Company or such Restricted Subsidiary made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or such Restricted Subsidiary or in satisfaction of judgments; (vii) joint ventures, whether in the form of cash or through a contribution of assets (the nature of which, if other than cash, to be determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution delivered to the Trustee) in an amount not to exceed $10,000,000 at any one time; and (viii) any other property, asset or Person if made pursuant to any written agreement of the Company or such Restricted Subsidiary in effect on the Issue Date.

                 "Permitted Liens" means (i) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws, other types of social security benefits or similar legislation, or good faith deposits in connection with bids, tenders or contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations or deposits of cash or United States government bonds to secure surety or appeal bonds to which the Company or any Restricted Subsidiary is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred by the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practice;
(ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due from the Company or any Restricted Subsidiary or being contested in good faith by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or other Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary, as the case may be, shall then be prosecuting an appeal or other proceedings for review; (iii) Liens for property taxes or other taxes, assessments or governmental charges of the Company or any Restricted Subsidiary not yet due or payable or subject to penalties for nonpayment or which are being contested by the Company or such Restricted Subsidiary, as the case may be, in good faith by appropriate proceedings; (iv) Liens in favor of issuers of standby letters of credit, performance bonds and surety bonds issued pursuant to Section 4.03(b)(ix)(B) or Section 4.04(b)(iv)(B); (v) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property of the Company or any Restricted Subsidiary incidental to the ordinary course of conduct of the business of the Company or such Restricted Subsidiary or as to the ownership of properties of the Company or any Restricted Subsidiary, which, in either case, were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Restricted Subsidiary; (vi) Liens to secure Indebtedness permitted under Section 4.03(b)(i); (vii) Liens remaining outstanding immediately after the Issue Date as set forth on Schedule 1.01 hereto (and not otherwise permitted by clause (vi) or (xiii)); (viii) Liens on property, assets or shares of stock of any Restricted Subsidiary at the time such Restricted Subsidiary became a Subsidiary of the Company; provided, however, that (A) if any such Lien shall have been Incurred in anticipation of such transaction, such property, assets or shares of stock subject to such Lien shall have a Fair Market Value at the date of the acquisition thereof not in excess of the lesser of (1) the aggregate purchase price paid or owed by the Company in connection with the acquisition of such Restricted Subsidiary and
(2) the Fair Market Value of all property and assets of such Restricted Subsidiary and (B) any such Lien shall not extend to any other property or assets owned by the Company or any Restricted Subsidiary; (ix) Liens on property or assets at the time the Company or any Restricted Subsidiary acquired such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or such Restricted Subsidiary; provided, however, that (A) if any such Lien shall have been Incurred in anticipation of such transaction, such property or assets subject to such Lien shall have a Fair Market Value at the date of the acquisition thereof not in excess of the lesser of (1) the aggregate purchase price paid or owed by the Company or such Restricted Subsidiary in connection with the acquisition thereof and of any other property and assets acquired simultaneously therewith and (2) the Fair Market Value of all such property and assets acquired by the Company or such Restricted Subsidiary and (B) any such Lien shall not extend to any other property or assets owned by the Company or any Restricted Subsidiary;
(x) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the

Company or a Wholly Owned Subsidiary; (xi) Liens to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in any of clauses (vii), (viii) and (ix); provided, however, that any such Lien will be limited to all or part of the same property or assets that secured the original Lien (plus improvements on such property) and the aggregate principal amount of Indebtedness that is secured by such Lien will not be increased to an amount greater than the sum of (A) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness described under clauses (vii), (viii) and (ix) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay an premiums, fees and other expenses Incurred by the Company in connection with such refinancing, refunding, extension, renewal or replacement; (xii) Liens on property or assets of the Company securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under Section 4.03(b)(v), secured by a Lien on the same property securing the relevant Hedging Obligation; (xiii) Liens securing Indebtedness incurred under (A) in the case of the Company, the Revolving Credit Facility or any revolving credit facility; provided, that such Indebtedness was incurred in compliance with Section 4.03(b)(iv) and such Liens relate only to Accounts Receivable, Inventory and proceeds thereof (other than proceeds from the disposition of Inventory pursuant to any Sale/Leaseback Transaction); and (B) in the case of any Foreign Restricted Subsidiary, any foreign currency revolving credit facility; provided, that such Indebtedness was incurred in compliance with Section 4.04(b)(ii) and such Liens relate only to the Accounts Receivable, Inventory and proceeds thereof of such Foreign Restricted Subsidiary (other than proceeds from the disposition of Inventory pursuant to any Sale/Leaseback Transaction); and (xiv) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness (1) under Purchase Money Indebtedness or Capital Lease Obligations permitted under, in the case of the Company, Section 4.03(b)(viii) and, in the case of such Restricted Subsidiary, Section 4.04(b)(iii) or (2) under Sale/Leaseback Transactions permitted under Section 4.13; provided, that (A) the amount of Indebtedness Incurred in any specific case does not, at the time such Indebtedness is Incurred, exceed the lesser of the cost or Fair Market Value of the property or asset acquired or constructed in connection with such Purchase Money

Indebtedness or Capital Lease Obligation or subject to such Sale/Leaseback Transaction, as the case may be, (B) such Lien shall attach to such property or asset upon acquisition of such property or asset and or upon commencement of such Sale/Leaseback Transaction, as the case may be, and (C) no property or asset of the Company or any Restricted Subsidiary (other than the property or asset acquired or contracted in connection with such Purchase Money Indebtedness or Capital Lease Obligation or subject to such Sale/Leaseback Transaction, as the case may be) are subject to any Lien securing such Indebtedness.

                 "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                 "Poway Lease" means the lease dated as of March 5, 1991, between DAI Industrial Partnership, predecessor in interest to Burnham Pacific Properties, Inc., as landlord, and the Company, as tenant, as in effect on the Issue Date and as such lease may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof and hereof, in connection with the real property located at 12365 Crosthwaithe Circle, Poway, California.

                 "Pledged Securities" has the meaning set forth in the Security and Pledge Agreement.

                 "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                 "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                 "Proceeds" has the meaning set forth in the Security and Pledge Agreement.

                 "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

                 "Purchase Money Indebtedness" means, with respect to any Person, all obligations of such Person (i) consisting of the deferred purchase price of any property or assets, conditional sale obligations, obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business) and other purchase money obligations, in each case where the maturity of such obligation does not exceed the anticipated useful life of the property or asset being financed and (ii) Incurred to finance the acquisition or construction of such property or asset.

                 "Redeemable Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including, without limitation, upon the happening of any event) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness (other than Preferred Stock) or Disqualified Stock or (iii) is redeemable at the option of the Holder thereof, in whole or in part.

                 "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," "refinancing" and "refinanced" shall have a correlative meaning) any Indebtedness (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such

Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (A) aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced and (B) any premiums, fees and other expenses paid by the Company or the Restricted Subsidiary, as the case may be, in connection with such refinancing; provided, further, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary of the Company that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; provided, further, that the Refinancing Indebtedness is at least as subordinated to the Securities as the Indebtedness being refinanced and the covenants relating to such Indebtedness are no more restrictive in the aggregate than those of the Indebtedness being refinanced; provided, further, that, in the event the Company refinances the 15% Subordinated Notes as permitted hereunder, the Refinancing Indebtedness Incurred in connection therewith also may refinance the Company's 13 7/8% Convertible Subordinated Debentures due 2002.

                 "Replacement Collateral" means, at any relevant date in connection with an Asset Disposition, property or assets used in, or Capital Stock of any Person related to, the Company's business, other than the Collateral.

                 "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                 "Revolving Credit Agreement" means the credit agreement dated as of the Issue Date among the Company, the lenders named therein and The First National Bank of Chicago, as agent.

                 "Revolving Credit Facility" means the revolving credit facility for an aggregate principal amount of $50,000,000 created pursuant to the Revolving Credit Agreement.

                 "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby pursuant to a direct or indirect arrangement the Company or any Restricted Subsidiary of the Company transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities" means the Securities issued under this Indenture.

                 "Securities Act" means the Securities Act of 1933.

                 "Security and Pledge Agreement" means the Security and Pledge Agreement pursuant to which certain Collateral is pledged to secure the Company's obligations under the Securities substantially in the form of Exhibit C, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof and hereof.

                 "Senior Indebtedness" means all Indebtedness of the Company, including interest thereon, whether outstanding on the Issue Date or thereafter issued, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (1) any liability for Federal, state, local or other taxes owed or owing by the Company, (2) any Trade Payables, (3) any Indebtedness, Guarantee or obligation of the Company which is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of the Company, including any Subordinated Obligations, (4) any obligations with respect to any Capital Stock, (5) any Indebtedness outstanding or Incurred in violation of this Indenture or (6) any obligations of the Company to any Affiliate of the Company. For purposes of Section 4.07, the amount of consideration received by the Company or any Restricted Subsidiary for the assumption of Senior Indebtedness by any purchaser of the Company's property, assets or shares shall be equal to the face value or the accreted value of such Senior Indebtedness.

                 "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                 "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

                 "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Temporary Cash Investments" means any of the following: (i) investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the Dollar Equivalent thereof) and whose long-term debt is rated "A" or higher according to Moody's Investors Service, Inc. (or such equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in clause (ii) and (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Corporation.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section
Section 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

                 "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business of such Person in connection with the acquisition of goods or services, including under the Company's Amended and Restated Master Supply Agreement dated as of October 8, 1993, among the Company, SKC Limited and SKC America, Inc., as such Agreement is in effect on the Issue Date.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

                 "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                 "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in, unless the context otherwise specifies, New York.

                 "Unrestricted Subsidiary" means (i) each Subsidiary of the Company that the Company has designated, or is deemed to have designated, pursuant to the provisions described under Section 4.15 as an Unrestricted Subsidiary and that has not been redesignated a Restricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary.

                 "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                 "U.S. Restricted Subsidiaries" means, collectively, (i) the following Subsidiaries of the Company to the extent such Subsidiaries are Restricted Subsidiaries: Stromberg DatagraphiX International Corp., Florida AAC Corporation, Kalvar Microfilm, Inc., Anacomp California, Sun Flex Industries of Puerto Rico, Inc. and Xidex Development Company; and (ii) any other Restricted Subsidiary that is not a Foreign Restricted Subsidiary.

                 "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                 "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                 SECTION 1.02.  Other Definitions.

                                                    DEFINED IN
                                   TERM              SECTION
                                   ----             ----------
         "Affiliate Transaction" ................    4.07
         "Asset Disposition Purchase Amount" ....    4.07(c)
         "Asset Disposition Purchase Date" ......    4.07(d)
         "Asset Disposition Purchase Notice" ....    4.07(e)
         "Asset Disposition Purchase Offer" .....    4.07(c)
         "Asset Disposition Purchase Price" .....    4.07(c)
         "Asset Disposition Trigger" ............    4.07(c)
         "Bankruptcy Law" .......................    6.01
         "Change of Control Offer" ..............    4.09(a)
         "Change of Control Purchase Date".......    4.09(a)
         "Change of Control Purchase Notice" ....    4.09(a)
         "Change of Control Purchase Price" .....    4.09(b)
         "covenant defeasance option" ...........    8.01(b)
         "Custodian" ............................    6.01
         "Defaulted Interest" ...................    2.11
         "Event of Default" .....................    6.01
         "Excess Proceeds" ......................    4.07(b)
         "legal defeasance option" ..............    8.01(b)
         "Legal Holiday" ........................    11.08
         "Notice of Default" ....................    6.01
         "Offer" ................................    4.06
         "Offer Amount" .........................    4.06
         "Offer Period" .........................    4.06
         "Paying Agent" .........................    2.03
         "Permitted Indebtedness" ...............    4.03(b)
         "Permitted Restricted Subsidiary
           Indebtedness" ........................    4.04(b)

         "Purchase Date" ........................    4.06
         "Refinanced Indebtedness" ..............    4.03(e)
         "Registrar".............................    2.03
         "Release Notice" .......................    10.06
         "Release Termination" ..................    10.06
         "Replacement Collateral Purchase" ......    4.07(b)
         "Restricted Payment" ...................    4.04
         "Substitute Collateral..................    10.07
         "Surviving Entity" .....................    5.01
         "Trust Monies" .........................    11.01(a)

                 SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Securities.

                 "indenture security holder" means a Holder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company and any other obligor on the Securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                 SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                 (1) a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3) "or" is not exclusive;

                 (4) "including" means including without limitation;

                 (5) words in the singular include the plural and words in the plural include the singular;

                 (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                 (7) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.


                                   ARTICLE 2

                                 THE SECURITIES

                 SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

                 SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                 If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                 A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be con-clusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee shall authenticate and make available for delivery Securities for original issue in an aggregate principal amount of $225,000,000, upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07. The Securities shall be issued in fully registered form, without coupons in denominations of $1,000 or any integral multiple thereof.

                 The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                 SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"), at least one of each such office to be located in the City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                 The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                 The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                 SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                 SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                 SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of
Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.

                 Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                 All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                 SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee or the Company. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                 Every replacement Security is an additional obligation of the Company.

                 SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                 If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                 If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal of, and premium, if any, and interest payable on, that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                 In determining whether the Holders of the required principal amount of Securities have concurred in any direction or consent or any amendment, modification or other change to the Indenture, Securities owned by the Company or by an Affiliate of the Company shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to the Indenture, only Securities which the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or an Affiliate of the Company.

                 SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                 SECTION 2.10. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver such canceled Securities to the Company.
The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

                 SECTION 2.11. Defaulted Interest. Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Securities and this Indenture (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

                 (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be given to each Holder, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such special record date.

                 (ii) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                 Subject to the foregoing provisions of this Section 2.11, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                 SECTION 2.12. Record Date. The Company may set a record date for purposes of determining the identity of Securityholders entitled to vote or to consent to any action by vote of consent authorized or permitted by Sections 6.04, 6.05 and 13.07. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Securityholders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation.

                 SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as of convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 3

                                   REDEMPTION

                 SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                 If the Company is required to redeem Securities pursuant to paragraph 6 of the Securities, it may reduce the principal amount of Securities required to be redeemed to the extent it is permitted a credit by the terms of the Securities and it notifies the Trustee of the amount of the credit and the basis for it. If the reduction is based on a credit for redeemed or canceled Securities that the Company has not previously delivered to the Trustee for cancelation, it shall deliver such Securities with the Notice.

                 The Company shall give each notice to the Trustee provided for in this Section at least 45 days but not more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

                 SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                 SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                 The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

                 (1) the redemption date;

                 (2) the redemption price;

                 (3) the name and address of the Paying Agent;

                 (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                 (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                 (7) the paragraph of the Securities pursuant to which the
                     Securities called for redemption are being redeemed; and

                 (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                 At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                 SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                 SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancelation.

                 SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE 4

                                   COVENANTS

                 SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

                 The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                 SECTION 4.02. SEC Reports. The Company shall file the annual report and other documents, reports and information required by Section 13 or 15(d) of the Exchange Act with the SEC and, upon such filing, shall promptly furnish such reports, documents and information to the Trustee and, within 15 days after such filing with the SEC, the Securityholders. In the event the Company is no longer subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and furnish to the Trustee and to the Securityholders the annual reports and other documents, reports and information as if it were subject to such reporting requirements; provided, however, that the Company shall not be so obligated to file such reports, documents and information with the SEC if the SEC does not permit or accept such filings, in which event such reports, documents and information shall be provided to the Trustee and the Holders at the times the Company would have been required to provide such reports, documents and information had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA
Section  314(a).

                 Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                 SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness unless (i) no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and (ii) in the case of the Company, such Indebtedness is Permitted Indebtedness under Section 4.03(b) or, in the case of any Restricted Subsidiary, such Indebtedness is permitted under Section 4.04(b).

                 (b)  "Permitted Indebtedness" means:

                 (i) Indebtedness represented by the Securities;

                 (ii) Indebtedness remaining outstanding immediately after the Issue Date (and not otherwise permitted by clause (i) or (iv));

                 (iii) Indebtedness Incurred if, after giving pro forma effect to such Incurrence, the Consolidated Coverage Ratio would be equal to at least 2 to 1;

                 (iv) Indebtedness Incurred under the Revolving Credit Facility or any other revolving credit facility in an aggregate principal amount outstanding from time to time not to exceed immediately after such Incurrence the sum of 80% of the book value from time to time of the Accounts Receivable of the Company and 60% of the book value from time to time of the Inventory of the Company, in each case computed in accordance with GAAP;

                 (v) Indebtedness (A) under Interest Rate Protection Agreements relating to Indebtedness permitted hereunder entered into in the ordinary course of the Company's financial management and not for speculative purposes; provided, however , that the notional amount of each such Interest Rate Protection Agreement does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Agreement relates; or (B) under Currency Exchange Protection Agreements entered into in the ordinary course of the Company's financial management and not for speculative purposes; provided, however, in the case of either clause (A) or (B), any such Interest Rate Protection Agreement or Currency Exchange Protection Agreement, as the case may be, does not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in the interest rates or exchange rates, as the case may be, or by reason of customary fees, indemnities and compensation payable thereunder;

                 (vi) Indebtedness owing to and held by any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof;

                 (vii) Indebtedness in connection with a prepayment of the Securities pursuant to a Change of Control Offer; provided, however, that the aggregate principal amount of such Indebtedness does not exceed 101% of the aggregate principal amount of the Securities prepaid; provided, further, however, that such Indebtedness (A) has an Average Life equal to or greater than the remaining Average Life of the Securities and (B) does not mature prior to the Stated Maturity of the Securities;

                 (viii) Indebtedness in respect of Purchase Money Indebtedness or Capital Lease Obligations directly Incurred by the Company; provided, however, that the sum of (A) the aggregate principal amount of such Purchase Money Indebtedness, (B) the aggregate amount of such Capital Lease Obligations and (C) the aggregate amount of Capital Lease Obligations Incurred by Restricted Subsidiaries as permitted under Section 4.04(b)(iii) does not at any one time outstanding exceed $20,000,000;

                 (ix) Indebtedness Incurred (A) in the ordinary course of business of the Company with respect to trade credit made available to the Company in connection with the obtaining of goods or services by the Company (including commercial letters of credit, bankers' acceptances or accommodation Guarantees for the benefit of trade creditors or suppliers), in each case for a period not to exceed 180 days, in an amount not to exceed the purchase price for the goods or services for which such credit is made available and which do not constitute obligations for borrowed money, and (B) with respect to standby letters of credit, performance bonds and surety bonds that do not constitute obligations for borrowed money Incurred by the Company in the ordinary course of business relating to services to be performed by or on behalf of the Company; provided, however, that the aggregate amount of related reimbursement obligations under Indebtedness permitted by clause (A) or (B) and Section 4.04(b)(iv) does not exceed $25,000,000 at any one time outstanding;

                 (x) Indebtedness in respect of Guarantees by the Company of Indebtedness of any Restricted Subsidiary permitted to be Incurred under Section 4.04(b); provided, however, that any Guarantee by the Company of any Indebtedness of a Foreign Restricted Subsidiary shall be limited to an aggregate principal amount at any one time not to exceed (A) the sum of 80% of the book value from time to time of the Accounts Receivable of the Company and 60% of the book value from time to time of the Inventory of the Company, in each case computed in accordance with GAAP, minus (B) the aggregate principal amount of Indebtedness of the Company outstanding at any time pursuant to clause
         (iv) above;

                 (xi) Indebtedness represented by the Exchange Notes issued in exchange for any of the 8.25% Preferred Stock outstanding on the Issue Date pursuant to the terms of the 8.25% Preferred Stock as in effect on the Issue Date;

                 (xii) Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to clause (i), (ii), (iii), (vii) or
         (xi) above; and

                 (xiii)   in addition to any Indebtedness permitted by clauses
         (i) through (xii) above, up to an aggregate of (A) $25,000,000 in principal amount of Indebtedness at any one time outstanding minus (B) the principal amount of Indebtedness at such time outstanding of any Restricted Subsidiaries permitted pursuant to Section 4.04(b)(viii).

                 (c) The Company shall not directly or indirectly Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations; provided, however, that the Company may Incur up to an aggregate principal amount of $5,000,000 of Indebtedness under Section 4.03(b)(iv) if the proceeds of such Indebtedness are used to purchase or redeem any 15% Subordinated Notes outstanding on the Issue Date.

                 (d) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section or
Section 4.04, (1) Indebtedness permitted by this Section or Section 4.04 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section or Section 4.04 permitting such Indebtedness and (2) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this Section or Section 4.04, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such types.

                 (e) For purposes of determining whether the principal amount of any Refinancing Indebtedness permitted by this Section or Section 4.04 does not, in the event it is issued in a currency different from the currency in which the Indebtedness being refunded or refinanced or paid at maturity ("Refinanced Indebtedness") was issued, exceed the principal amount of the Refinanced Indebtedness, the spot rate for the purchase of the currency of the Refinanced Indebtedness with the currency of the Refinancing Indebtedness, as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination, shall be used. If The Wall Street Journal does not publish such spot rate on such date, then the spot rate for the purchase of the currency of the Refinanced Indebtedness with the currency of the Refinancing Indebtedness, as quoted by Bankers Trust Company, or any successor thereto, in New York City at approximately 11:00 a.m. (New York time) on the date two Business Days prior to such determination, shall be used.

                 Except as provided in the preceding paragraph, for purposes of determining the Dollar Equivalent of any Indebtedness denominated in a currency other than U.S. dollars outstanding at any time as permitted by this Section or
Section 4.04, such Dollar Equivalent shall be the Dollar Equivalent of such currency at the date such Indebtedness is issued; provided, however, that if such Indebtedness constituted Refinancing Indebtedness, such conversion shall be made based on the Dollar Equivalent of the Refinanced Indebtedness at the date of the issuance of the Refinanced Indebtedness (or any preceding Refinanced Indebtedness, as applicable).

                 SECTION 4.04. Limitation on Restricted Subsidiary Indebtedness and Preferred Stock. (a) The Company shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness or issue or permit any Preferred Stock unless (i) no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such

Incurrence and (ii) such Indebtedness or Preferred Stock is Permitted Restricted Subsidiary Indebtedness.

                 (b)  Permitted Restricted Subsidiary Indebtedness means:

                 (i) Indebtedness or Preferred Stock remaining outstanding immediately after the Issue Date (and not otherwise permitted by clause (ii) below);

                 (ii) Indebtedness of any Foreign Restricted Subsidiary under any foreign currency revolving credit facility in an aggregate principal amount outstanding from time to time not to exceed the sum of 80% of the book value from time to time of the Accounts Receivable of such Foreign Subsidiary and 60% of the book value from time to time of the Inventory of such Foreign Subsidiary, in each case computed in accordance with GAAP;

                 (iii) Indebtedness in respect of Capital Lease Obligations directly Incurred by any Restricted Subsidiary; provided, however, that the sum of (A) the aggregate amount of such Capital Lease Obligations, (B) the aggregate principal amount of Purchase Money Indebtedness and (C) the aggregate amount of Capital Lease Obligations Incurred by the Company pursuant to Section 4.03(b)(viii) does not at any one time outstanding exceed $20,000,000;

                 (iv) Indebtedness incurred (A) in the ordinary course of business of any Restricted Subsidiary with respect to trade credit made available to such Restricted Subsidiary in connection with the obtaining of goods or services by such Restricted Subsidiary (including commercial letters of credit, bankers' acceptances or accommodation Guarantees for the benefit of trade creditors or suppliers), in each case for a period not to exceed 180 days, in an amount not to exceed the purchase price for the goods or services for which such credit is made available and which do not constitute obligations for borrowed money and (B) standby letters of credit, performance bonds and surety bonds that do not constitute obligations for borrowed money Incurred by any Restricted Subsidiary in the ordinary course of business relating to services to be performed by or on behalf of such Restricted Subsidiary; provided, however, that the aggregate amount of any related reimbursement obligations under Indebtedness permitted by clause (A) or (B) and Section 4.03(b)(ix) does not exceed $25,000,000 at any one time outstanding;

                 (v) Indebtedness (A) under Interest Rate Protection Agreements relating to Indebtedness permitted hereunder entered into in the ordinary course of any Restricted Subsidiary's financial management and not for speculative purposes; provided, however, that the notional amount of each such Interest Rate Protection Agreement does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Agreement relates; or (B) under Currency Exchange Protection Agreements entered into in the ordinary course of any Foreign Subsidiary's financial management and not for speculative purposes; provided, however, in the case of either clause (A) or (B), any such Interest Rate Protection Agreement or Currency Exchange Protection Agreement, as the case may be, does not increase the Indebtedness of such Subsidiary outstanding at any time other than as a result of fluctuations in the interest rates or exchange rates, as the case may be, or by reason of customary fees, indemnities and compensation payable thereunder;

                 (vi) Indebtedness or Preferred Stock owing to and held by the Company or any Wholly Owned Subsidiary; provided, however , that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof;

                 (vii) Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to clause (i) and

                 (viii) in addition to any Indebtedness permitted by clauses
         (i) through (vii) above, up to an aggregate of $5,000,000 in principal amount of Indebtedness at any one time outstanding.

                 SECTION 4.05. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, to, directly or indirectly,

(i) declare or pay any dividend on, or make any distribution on or in respect of, its Capital Stock (including any payment in connection with any merger or consolidation involving the Company), except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable to the Company or any Restricted Subsidiary, (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled repayment, scheduled sinking fund payment or other scheduled maturity, any Subordinated Obligation which had a Stated Maturity equal to or later than the Stated Maturity of the Securities (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") unless at the time of and after giving effect to the proposed Restricted Payment:

                 (1) no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

                 (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(b)(iii); and

                 (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution furnished to the Trustee) declared or made since the Issue Date, would exceed, without duplication, the sum of:

                          (a) an amount equal to 50% of the Consolidated Net
                 Income accrued during the period (treated as one accounting period) beginning on the last day of the last completed fiscal quarter of the Company immediately preceding the Issue Date and ending on the last day of the Company's last fiscal quarter ended prior to the date of such proposed Restricted Payment (or, if such Consolidated Net Income shall be a deficit, minus 100% of such deficit) and minus 100% of the amount of any write-downs, write-offs, other negative revaluations and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period;

                          (b) the aggregate Net Cash Proceeds received by the
                 Company from the issue or sale of its Capital Stock, including Capital Stock of the Company issued upon conversion of convertible debt or the exercise of options, warrants or rights to purchase Capital Stock of the Company, but excluding Disqualified Stock, subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

                          (c) the amount by which Indebtedness of the Company
                 or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

                          (d) the amount equal to the net reduction in
                 Investments in Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was treated as a Restricted Payment.

                 (b)  The provisions of Section 4.05(a) shall not prohibit:

                 (i) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of a substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) or out of proceeds of an equity contribution made substantially concurrently with such purchase or redemption; provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from Section 4.05(a)(3)(b);

                 (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.03; provided, however, that (A) such Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate sum of (1) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of such Subordinated Obligations being so purchased or redeemed and (2) any premiums, fees and other expenses paid by the Company or any Restricted Subsidiary in connection with such purchase or redemption, (B) such Indebtedness is at least as subordinated to the Securities as such Subordinated Obligations so purchased or redeemed and the covenants relating to such Indebtedness are no more restrictive in the aggregate than those of such Subordinated Obligations, (C) such Indebtedness has a Stated Maturity no earlier than the Stated Maturity of such Subordinated Obligations, (D) such Indebtedness has an Average Life at the time such Indebtedness is Incurred equal to or greater than the Average Life of such Subordinated Obligations and (E) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                 (iii) any declaration or payment of any dividend on the 8.25% Preferred Stock outstanding on the Issue Date and required to be so declared or paid by the terms thereof; provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments from and after the date of declaration of such dividend;

                 (iv) any purchase or redemption of the 8.25% Preferred Stock outstanding on the Issue Date pursuant to the mandatory repurchase provisions of the 8.25% Preferred Stock as in effect on the Issue Date; provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;

                 (v) any purchase or redemption of the 8.25% Preferred Stock outstanding on the Issue Date in exchange for, or out of the proceeds of the substantially concurrent sale of, the Exchange Notes which are permitted to be Incurred pursuant to Section 4.03(b)(xi); provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;

                 (vi) any payment in cash in lieu of the issuance of fractional shares of Capital Stock to any Holder of Capital Stock warrants of the Company outstanding on the Issue Date pursuant to the exchange of such warrants for other Capital Stock of the Company upon the exercise of such warrants pursuant to the terms thereof; provided, however, that such payment shall be excluded in the calculation of the amount of Restricted Payments;

                 (vii) any purchase or redemption of rights issued to holders of the Company's Common Stock pursuant to the Company's Shareholder Rights Plan adopted on February 4, 1990, as in effect on the Issue Date; provided, however, that (A) all such purchases or redemptions shall not be in an aggregate principal amount in excess of $250,000 and (B) such purchase or redemption will be included in the calculation of the amount of Restricted Payments;

                 (viii) any purchase or redemption of any 15% Subordinated Notes outstanding on the Issue Date; provided, however, that (A) such purchase or redemption is made solely with the proceeds of Indebtedness Incurred pursuant to Section 4.03(b)(iv) and such Indebtedness does not exceed an aggregate principal amount of $5,000,000 and (B) such purchase or redemption will be included in the calculation of the amount of Restricted Payments; or

                 (ix) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.05(a); provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments from and after the date of declaration of such dividend.

                 SECTION 4.06. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on or in respect to its Capital Stock or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary, except for:

                 (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

                 (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Subsidiary of, or was acquired by, the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted

         Subsidiary became a Subsidiary of, or was acquired by, the Company) and outstanding on such date;

                 (c) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in such agreement relate solely to the property so acquired;

                 (d) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a), (b) or (c) or contained in any amendment to any such agreement or amendment; provided, however, that any encumbrance and any restriction contained in any such refinancing agreement or amendment is no less favorable to the Securityholders than any encumbrance or restriction contained in such agreement; and

                 (e) in the case of clause (iii), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (2) arising by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (3) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary.

                 SECTION 4.07. Limitation on Sales of Assets and Restricted Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value of the shares, property and assets subject to such Asset Disposition, (ii) at least 75% of such consideration (or, in the event of any Asset Disposition of all or any portion of the Company's Magnetics Division, at least 50% of such consideration) consists of cash, Temporary Cash Investments or the assumption of Senior Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability under such Senior Indebtedness and (iii) in connection with any Asset Disposition with an aggregate consideration greater than $10,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Disposition complies with clauses (i) and (ii) and that such Asset Disposition was approved by a majority of the Board of Directors including a majority of the disinterested members of the Board of Directors, as evidenced by a Board Resolution based on an opinion letter from an Independent Appraiser to the effect that such Asset Disposition complies with clause (i) (which opinion letter shall identify such Independent Appraiser as such and shall be dated note more than 30 days prior to such Asset Disposition). Upon the closing of any such Asset Disposition, the Company shall cause the Net Cash Proceeds from such Asset Disposition to be delivered to the Trustee and pledged to the Trustee for deposit in a collateral account in the name and under the sole dominion and control of the Trustee and shall take such other actions, at the sole expense of the Company, as shall be reasonably requested by the Trustee to create in favor of the Trustee on behalf of the Securityholders a perfected first priority Lien in respect of such Net Cash Proceeds and all other property and assets received in connection with such Asset Disposition and to insure that all such Collateral shall be free and clear of all Liens other than Permitted Liens. Any proceeds from an Asset Disposition, other than Net Cash Proceeds, shall be subject to the Lien of this Indenture and the other Collateral Documents in accordance with the provisions of this Indenture.

                 (b) Within 270 days after the receipt of any Net Cash Proceeds in connection with any Asset Disposition, the Company or such Restricted Subsidiary, as the case may be, may, subject to the procedures set forth in Section 4.07(c) and Article 10, reinvest such Net Cash Proceeds in Replacement Collateral (other than Inventory) at a purchase price which does not exceed the Fair Market Value of such Replacement Collateral so purchased (a "Replacement Collateral Purchase").

                 (c) If the Company or a Restricted Subsidiary reinvests any Net Cash Proceeds pursuant to Section 4.07(b), the Company or such Restricted Subsidiary shall (i) deliver an Officers' Certificate to the Trustee certifying that such Replacement Collateral Purchase complies with Section 4.07(b) and that, in the event such Replacement Collateral Purchase involves Net Cash Proceeds in excess of $10,000,000, such Replacement Collateral was approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, as evidenced by a Board Resolution and (ii) in the case of any Replacement Collateral Purchase in excess of such amount, deliver to the Trustee an opinion letter from an Independent Appraiser to the effect that such Replacement Collateral Purchase complies with Section 4.07(b) (which opinion letter shall identify such Independent Appraiser as such and be dated within 30 days of the effective date of such Replacement Collateral Purchase). The Company shall take such actions, at the sole expense of the Company, to create in favor of the Trustee for the benefit of the Holders a perfected first priority Lien in respect of any Replacement Collateral concurrently with the acquisition thereof. Such Replacement Collateral shall be free and clear of Liens, other than Permitted Liens.

                 (d) Upon receipt by the Trustee of the documents and instruments described in Section 4.07(c) in a form satisfactory to the Trustee, evidence of the taking of such actions satisfactory to the Trustee, as may be necessary or desirable, to create then in favor of the Trustee the Lien in respect of the related Replacement Collateral required by Section 4.07(c) and the Collateral Documents, and compliance with the provisions of Section 10.07, unless a Default or Event of Default shall have occurred at any time and be continuing, the Trustee shall simultaneously release from the Lien of the Indenture and the other Collateral Documents, and deliver to the Company, the Net Cash Proceeds that were delivered to the Trustee, together with the proceeds thereof in the amount requested by the Company or such Restricted Subsidiary; provided, that such amount shall not exceed the purchase price of the Replacement Collateral. In the event any Replacement Collateral is Capital Stock of any Person and such Person shall be a Restricted Subsidiary, the Company shall cause such Capital Stock to be pledged to the Trustee for the benefit of Holders of the Securities; provided, that, in the event such Person shall be a Foreign Restricted Subsidiary, such pledge shall be limited to an amount equal to the lesser of: (i) 65% of the total voting power of shares of all the outstanding Capital Stock of such Person entitled to vote in the election of directors, managers or trustees of such Person and (ii) the percentage of the shares of such Capital Stock equal to the maximum percentage of such shares that can be pledged to the Trustee without constituting an investment of earnings in United States property under Section 956 (or any successor provision) of the Code that would trigger an increase in the gross income of the Company or any of its Subsidiaries pursuant to Section 951 (or any successor provision) of the Code. In the event of any such pledge of the Capital Stock, all the assets and property of the issuer of such Capital Stock shall be considered, if such issuer shall be a U.S. Restricted Subsidiary, Replacement Collateral and the requirements described in Section 4.07(c) relating to the pledge thereof to the Trustee shall apply in full. Any Net Cash Proceeds that are not used within the time period specified in the provisions described in the first sentence of this paragraph and in accordance with the procedures referenced in such sentence shall constitute "Excess Proceeds".

                 (e) To the extent that any or all of the Net Cash Proceeds of any Foreign Asset Disposition received by a Restricted Subsidiary is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States of America (the Company hereby agreeing, and to cause such Restricted Subsidiary to, promptly take all actions required by the applicable local law to permit such repatriation).
Once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation shall be immediately effected and such repatriated Net Cash Proceeds shall be applied in the manner set forth in this Section.

                 (f) Each time that the aggregate amount of Excess Proceeds relating to Asset Dispositions equals or exceeds $10,000,000 (the "Asset Disposition Trigger"), taking into account income earned on such Excess Proceeds, the Company shall make an offer to purchase (an "Asset Disposition Purchase Offer") an aggregate principal amount of outstanding Securities equal to the aggregate Excess Proceeds at such time (the "Asset Disposition Purchase Amount") for cash at a purchase price (such price, the "Asset Disposition Purchase Price") equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon to the Asset Disposition Purchase Date (as defined in Section 4.07(g)), in accordance with the procedures (including prorationing in the event of over subscription) set forth in Section 4.07(g). Any such Excess Proceeds which remain after the acquisition by the Company of Securities tendered (and not withdrawn) by Securityholders pursuant to such Asset Disposition Purchase Offer in accordance with the procedures (including proration in the event of oversubscription) set forth in Section 4.07(h), shall cease to be Excess Proceeds; provided, however, that any such Excess Proceeds in respect of Collateral shall continue to remain on deposit with the Trustee until such time as the Company shall determine to reinvest such Excess Proceeds in respect of Replacement Collateral in accordance with the procedures and limitations set forth in this Section 4.07; provided, further, however, that any such Excess Proceeds not so used shall remain on deposit with the Trustee in accordance with the provisions described in the immediately preceding proviso of this paragraph.

                 (g) Within 30 business days of the occurrence of an Asset Disposition Trigger, (i) the Company shall notify the Trustee in writing of the occurrence of the Asset Disposition Trigger and shall make the Asset Disposition Purchase Offer to purchase Securities in an aggregate principal amount equal to the Asset Disposition Purchase Amount at the Asset Disposition Purchase Price on or before the date specified in such notice, which date shall be no more than 60 Business Days after the occurrence of the Asset Disposition Trigger (the "Asset Disposition Purchase Date"), (ii) the Trustee shall mail a copy of the Asset Disposition Purchase Offer to each Securityholder and (iii) the Company shall cause a notice of the Asset Disposition Purchase Offer to be sent to the Dow Jones News Service or similar business news service in the United States of America. The Asset Disposition Purchase Offer shall remain open from the time such offer is made until the Asset Disposition Purchase Date. The Company shall purchase all Securities properly tendered in the Asset Disposition Purchase Offer and not withdrawn in accordance with the procedures set forth in the Asset Disposition Purchase Notice (as defined below). The Trustee shall be under no obligation to ascertain, and the Trustee shall not be deemed to have knowledge of, the occurrence of an Asset Disposition Trigger or to give notice with respect thereto other than as provided above upon receipt of an Asset Disposition Purchase Offer from the Company. The Trustee may conclusively assume, in the absence of receipt of an Asset Disposition Purchase Offer from the Company, that no Asset Disposition Trigger has occurred. The Asset Disposition Purchase Offer shall include a form of Asset Disposition Purchase Notice to be completed by the Securityholder and shall state or provide:

                 (1) the nature of the Asset Dispositions resulting in the Asset Disposition Trigger, the date or dates such Asset Dispositions occurred and the amount of the Excess Proceeds consisting of Net Cash Proceeds;

                 (2) that the Asset Disposition Purchase Offer is being made pursuant to this Section 4.07(g) and that Securities in an aggregate principal amount equal to the Asset Disposition Purchase Amount, selected in accordance with this Indenture (if more than such amount shall be tendered) on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased) from among all the Securities properly tendered pursuant to the Asset Disposition Purchase Offer, will be accepted for payment;

                 (3) the date by which the Asset Disposition Purchase Notice pursuant to this Section 4.07(g) must be given;

                 (4) the Asset Disposition Purchase Date;

                 (5) the Asset Disposition Price;

                 (6) the name and address of the Paying Agent;

                 (7) that Securities must be surrendered to the Paying Agent at the office of the Paying Agent to collect payment;

                 (8) information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports) and (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports.

                 (9) that the Asset Disposition Purchase Price for any Security as to which an Asset Disposition Purchase Notice has been duly given and not withdrawn (subject to proration if Securities with an aggregate principal amount greater than the Asset Sale Purchase Amount are so tendered) will be paid promptly upon the later to occur of the first Business Day following the Asset Disposition Purchase Date and the time of surrender of such Security as described in clause (7);

                (10) the procedures the Securityholder must follow to accept the Asset Disposition Purchase Offer; and

                (11) the procedures for withdrawing an Asset Disposition Purchase Notice.

                 (h) A Holder may accept an Asset Disposition Purchase Offer by delivering to the Paying Agent at the office of the Paying Agent a written notice (an "Asset Disposition Purchase Notice") at any time prior to the close of business in the location of the office of the Paying Agent on the Asset Sale Purchase Date, stating:

                 (1) that such Securityholder elects to have a Security purchased pursuant to the Asset Disposition Purchase Offer;

                 (2) the principal amount of the Security that the Holder elects to have purchased by the Company, which amount must be $1,000 or an integral multiple thereof, and the certificate numbers of the Securities to be delivered by such Securityholder for purchase by the Company; and

                 (3) that such Security shall be purchased on the Asset Disposition Purchase Date pursuant to the terms and conditions specified in this Indenture.

                 The delivery of such Security (together with all necessary endorsements, as determined by the Company) to the Paying Agent at the office of the Paying Agent prior to, on or after the Asset Disposition Purchase Date shall be a condition to the receipt by the Holder of the Asset Disposition Purchase Price therefor; provided, that such Asset Disposition Purchase Price shall be so paid pursuant to this Section 4.07(h) only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Asset

Disposition Purchase Notice. If at the expiration of the Asset Disposition Purchase Offer the aggregate principal amount of Securities surrendered by Holders exceeds the Asset Disposition Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                 The Company shall purchase from the Holder thereof, pursuant to this Section 4.07, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of a portion of such Security.

                 The Paying Agent shall promptly notify the Company of the receipt by it of any Asset Disposition Purchase Notice or written notice of withdrawal thereof.

                 Upon receipt by the Company of the Asset Disposition Purchase Notice, the Holder of the Security in respect of which such Asset Disposition Purchase Notice was given shall (unless such Asset Disposition Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Asset Disposition Purchase Price with respect to such Security (subject to proration if Securities with an aggregate principal amount greater than the Asset Disposition Purchase Amount are properly tendered).
Such Asset Disposition Purchase Price shall be paid to such Securityholder by the Paying Agent promptly upon the later of (a) the first Business Day following the Asset Disposition Purchase Date (provided the conditions in this Section 4.07(h) have been satisfied) and (b) the first Business Day following the time of delivery of the Security to the Paying Agent at the office of the Paying Agent by the Holder thereof in the manner required by this Section 4.07(h).

                 An Asset Disposition Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Security to which such Asset Disposition Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent to which the related Asset Disposition Purchase Notice was delivered at any time prior to the close of business on the Asset Disposition Purchase Date specifying, as applicable:

                 (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

                 (2) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted; and

                 (3) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Asset Disposition Purchase Notice and that has been or will be delivered for purchase by the Company.

                 No later than the date upon which written notice of an Asset Disposition Purchase Offer is delivered to the Trustee, the Company shall cause to be irrevocably deposited with the Paying Agent, subject to the provisions of
Section 2.04, in cash or Temporary Cash Investments an amount sufficient to pay the aggregate Asset Disposition Purchase Price, to be held for payment in accordance with the provisions of this Section.

                 (i) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                 SECTION 4.08.  Limitation on Transactions with Affiliates.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business, enter into or permit to exist any transaction (including, without limitation, the sale, conveyance, disposition, purchase, exchange or lease of any property, the lending the borrowing or advancing of any money or the rendering of any services) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless
(i) the terms of such Affiliate Transaction are set forth in writing, (ii) such Affiliate Transaction is in the best interest of the Company or such Restricted Subsidiary, as the case may be, (iii) such Affiliate Transaction is on terms as favorable to the Company or such Restricted Subsidiary, as the case may be, as those that could be obtained at the time of such Affiliate Transaction for a similar transaction in arm's length dealings with a Person who is not such an Affiliate and (iv) with respect to each Affiliate Transaction involving aggregate payments or value in excess of $5,000,000, the Company delivers to the Trustee an opinion letter from an Independent Appraiser (in which such Independent Appraiser identifies itself as such) to the effect that such Affiliate Transaction complies with clauses (ii) and (iii) and an Officers' Certificate certifying that such Affiliate Transaction was approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, as evidenced by a Board Resolution, and that such Affiliate Transaction complies with clauses (ii) and (iii), such opinion letter and Board Resolution to be dated within 30 days of such Affiliate Transaction.

                 (b) The provisions of Section 4.08(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.05, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) loans or advances permitted under this Indenture to employees in the ordinary course of business in accordance with past practices of the Company, (iv) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or of Restricted Subsidiaries, (v) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries or (vi) reasonable and customary indemnification arrangements between the Company or any Restricted Subsidiary and their respective directors and officers pursuant to which the Company or any such Restricted Subsidiary agrees to indemnify such directors and officers against losses and expenses incurred by such directors and officers in connection with their service to the Company or such Restricted Subsidiary, as the case may be (to the extent that such indemnification arrangements are permitted under applicable law).

                 SECTION 4.09. Change of Control. (a) Upon a Change of Control, (i) the Company shall notify the Trustee, who shall in turn notify the Holders, in writing of the occurrence of the Change of Control and shall make an offer to purchase (the "Change of Control Offer") the Securities for cash at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon (collectively the "Change of Control Purchase Price") to the Change of Control Purchase Date (as defined below) on or before the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 Business Days after the occurrence of the Change of Control (the "Change of Control Purchase Date"), (ii) the Trustee shall mail a copy of the Change of Control Offer to each Holder and (iii) the Company shall cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States. The Change of Control Offer shall remain open from the time such offer is made until the Change of Control Purchase Date. The Company shall purchase all Securities properly tendered in the Change of Control Offer and not withdrawn in accordance with the procedures set forth in Section 4.09(b). The Trustee shall be under no obligation to ascertain, and the Trustee shall not be deemed to have knowledge of, the occurrence of a Change of Control or to give notice with respect thereto other than as provided above upon receipt of a Change of Control Offer from the Company. The Trustee may conclusively assume, in the absence of receipt of a Change of Control Offer from the Company, that no Change of Control has occurred. The Change of Control Offer shall include a form of change of control purchase notice (the "Change of Control Purchase Notice") to be completed by the Holder and shall state:

                 (1) the events causing a Change of Control and the date such Change of Control is deemed to have occurred;

                 (2) the circumstances and relevant facts regarding such Change of Control which the Company in good faith believes will enable Holders to make an informed decision (which at a minimum will include
         (i) the most recently filed Annual Report on Form 10-K (including audited financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, (ii) a description of material business developments in the Company's business subsequent to the date of the latest of such Reports and (iii) information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control, events causing such Change of Control and the date such Change of Control is deemed to have occurred);

                 (3) that the Change of Control Offer is being made pursuant to this Section 4.09(a) and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment;

                 (4) the date by which the Change of Control Purchase Notice pursuant to this Section 4.09 must be given;

                 (5) the Change of Control Purchase Date;

                 (6) the Change of Control Purchase Price;

                 (7) the name and address of the Paying Agent;

                 (8) that Securities must be surrendered to the Paying Agent at the office of the Paying Agent to collect payment;

                 (9) that the Change of Control Purchase Price for any Security as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly upon the later of the first Business Day following the Change of Control Purchase Date and the time of surrender of such Security as described in clause (8);

                 (10) the procedure the Securityholder must follow to accept the Change of Control Offer; and

                 (11) the procedures for withdrawing a Change of Control Purchase Notice.

                 (b) A Securityholder may accept a Change of Control Offer by delivering to the Paying Agent at the office of the Paying Agent a Change of Control Purchase Notice at any time prior to the close of business in the location of the office of the Paying Agent on the Change of Control Purchase Date, stating:

                 (1) that such Securityholder elects to have a Security purchased pursuant to the Change of Control Offer;

                 (2) the principal amount of the Security that the Securityholder elects to have purchased by the Company, which amount must be $1,000 or an integral multiple thereof, and the certificate numbers of the Securities to be delivered by such Securityholder for purchase by the Company; and

                 (3) that such Security shall be purchased on the Change of Control Purchase Date pursuant to the terms and conditions specified in this Indenture.

                 The delivery of such Security (together with all necessary endorsements) to the Paying Agent at the office of the Paying Agent prior to, on or after the Change of Control Purchase Date shall be a condition to the receipt by the Securityholder of the Change of Control Purchase Price therefor; provided, that such Change of Control Purchase Price shall be so paid pursuant to this Section only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice. Securityholders whose Securities are purchased only in part will be issued new Securities equal in principal amount to be unpurchased portion of the Securities surrendered.

                 The Company shall purchase from the Holder thereof, pursuant to this Section, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the Purchase of all of a Security also apply to the Purchase of a portion of such Security.

                 The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written notice of withdrawal thereof.

                 Upon receipt by the Company of the Change of Control Purchase Notice, the Holder of the Security in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Such Change of Control Purchase Price shall be paid to such

Holder promptly upon the later of (a) the first Business Day following the Change of Control Purchase Date (provided the conditions in this Section 4.09(b) have been satisfied) and (b) the first Business Day following the time of delivery of the Security to the Paying Agent at the office of the Paying Agent by the Holder thereof in the manner required by this Section 4.09(b).

                 A Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Security to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent to which the related Change of Control Purchase Notice was delivered at any time prior to the close of business on the Change of Control Purchase Date specifying, as applicable:

                 (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

                 (2) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted; and

                 (3) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

                 No later than the date upon which the Change of Control Offer is delivered to the Trustee, the Company shall irrevocably deposit with the Paying Agent, subject to the provisions of Section 2.04, in cash or Temporary Cash Investments an amount equal to the Change of Control Purchase price to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section.

                 (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                 SECTION 4.10. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA
Section  314(a)(4).

                 SECTION 4.11. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                 SECTION 4.12. Limitation on Liens and Impairment of Collateral. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the Issue Date or thereafter acquired, or any right, title or interest thereto, other than Permitted Liens.

                 (b) Except as permitted by this Indenture or any of the other Collateral Documents, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, (i) take or omit to take any action which might or would have the result of adversely affecting or impairing the perfected first priority Lien of the Indenture and the other Collateral Documents with respect to the Collateral or any right, title or interest thereto or (ii) grant to any Person any interest in, or right, title or interest to, the Collateral, other than, in each case, Permitted Liens.

                 SECTION 4.13. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property or assets unless
(i) such property or assets are, at the time the Company or such Restricted Subsidiary enters into such Sale/Leaseback Transaction, subject to a Permitted Lien under Section 4.03(b)(viii) or 4.03(b)(ix), (ii) the Company or such Restricted Subsidiary, as the case may be, would be entitled thereunder to incur indebtedness secured by a Permitted Lien on such property or assets in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, (iii) the net proceeds from such Sale/Leaseback Transaction are at least equal to the Fair Market Value of the property or assets subject to such Sale/Leaseback Transaction (such Fair Market Value determined, in the event such property or assets have a Fair Market Value in excess of $2,000,000, no more than 30 days prior to the effective date of such Sale/Leaseback Transaction, by the Board of Directors including a majority of the disinterested members of the Board of Directors, as evidenced by a Board Resolution), (iv) the net proceeds of such Sale/Leaseback Transaction are applied in accordance with Section 4.07 and (v) the Company complies with
Article 10.

                 SECTION 4.14. Limitation of Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company shall not permit (i) any Restricted Subsidiary to issue any Capital Stock other than to the Company or a Wholly Owned Subsidiary; or (ii) any Person (other than the Company or a Wholly Owned Subsidiary) to, directly or indirectly, own or control any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares); provided, however, that clauses (i) and (ii) shall not prohibit (a) any sale of 100% of the shares of the Capital Stock of any Restricted Subsidiary owned by the Company or any Wholly Owned Subsidiary effected in accordance with Section 4.07, (b) any Person from owning any of the Pledged Securities subsequent to any foreclosure on or other transfer of such Pledged Securities in connection with an exercise of remedies under any of the Collateral Documents or (c) any issuance of Preferred Stock to any Person permitted under Section 4.04.

                 SECTION 4.15. Restricted and Unrestricted Subsidiaries. (a) The Board of Directors may designate any Subsidiary of the Company or any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) the Subsidiary to be so designated does not own any Capital Stock, Redeemable Stock or Indebtedness of, or own or hold any Lien on any property or assets of, the Company or any other Restricted Subsidiary, (ii) the Subsidiary to be so designated is not obligated by any Indebtedness or Lien that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary, and (iii) either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) such designation is effective immediately upon such Person becoming a Subsidiary of the Company or of a Restricted Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any Restricted Subsidiary shall be classified as a Restricted Subsidiary. Except as provided in the first sentence of this paragraph (a), no Restricted Subsidiary shall be redesignated as an Unrestricted Subsidiary. Subject to Section 4.15(b), an Unrestricted Subsidiary shall not be redesignated as a Restricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

                 (b) The Company shall not, and shall not permit any Restricted Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to
Section 4.03(b)(iii), (ii) such Restricted Subsidiary could then Incur under
Section 4.04 all indebtedness as to which it is obligated at such time, (iii) no Default or Event of Default would occur or be continuing and (iv) there exist no Liens with respect to the property or assets of such Restricted Subsidiary other than Permitted Liens.

                 SECTION 4.16. After-Acquired Property. The Company shall, and shall cause each Restricted Subsidiary to, cause all property (real and personal, including, without limitation, Pledged Securities) and assets that are acquired by the Company or such Restricted Subsidiary after the Issue Date to be subject to the Lien of the Indenture and the other Collateral Documents, in the case of such property that is not Substitute Collateral, within 60 days after the date of acquisition thereof.

                 SECTION 4.17. Revisions to Schedules. (a) Schedule II shall be revised from time to time by the Company to accurately reflect all the U.S. Restricted Subsidiaries, whether now existing or hereafter created, formed, designated or acquired.

                 (b) Schedule III and Schedule IV shall be revised from time to time by the Company to reflect all governmental, regulatory and other offices where filings, recordings, registrations and other actions necessary or advisable to publish notice of the, to perfect, preserve and protect the validity of the, and to establish a valid and perfected, Lien in favor of the Trustee in respect of all Collateral.

                 SECTION 4.18. Maintenance of Properties; Insurance. The Company shall, and shall cause each Restricted Subsidiary to, at all times maintain or cause to be maintained insurance in accordance with the provisions of the Collateral Documents and to maintain or cause to be maintained its properties and assets in accordance with the provisions of the Collateral Documents and to:

                 (a) keep all property necessary in its business, including, without limitation, the Collateral, in good working order and condition (keep ordinary wear and tear excepted), in compliance with applicable regulations, laws or restrictions and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so its business may be properly and advantageously conducted at all times; and

                 (b) maintain with recognized national or international insurance companies, or through self-insurance programs, insurance on such of its property and assets, including, without limitation, the Collateral, and against such liabilities in at least such amounts, against at least such risks and with such deductibles or self-insured retentions as in each case are customarily insured against in the same general area by companies engaged in the same or a similar business and consistent with the past practices of the Company, and furnish to the Trustee an Officers'

         Certificate specifying the nature of the insurance carried and adequacy thereof at such times as it shall deliver to the Trustee an Officers' Certificate pursuant to Section 4.10.

                 SECTION 4.19. Corporate Existence. Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (charter and statutory), registrations, licenses and franchises of the Company and such Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license, registration or franchise, or the corporate, partnership or other existence of any such Subsidiary, if the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole, and the loss thereof is not adverse in any material respect to the Holders; provided, further, however, that if such Subsidiary has more than a de minimis amount of assets, the Board of Directors shall be required to make a determination to the foregoing effect.

                 SECTION 4.20. Taxes. The Company shall, and shall cause each of its Subsidiaries to, pay, prior to delinquency, all taxes, assessments and governmental levies, except as the same are being contested in good faith and by appropriate proceedings or where the failure to pay would not have a material adverse effect on the Company and its Subsidiaries taken as a whole

                 SECTION 4.21. Conflicting Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or instrument that by its terms expressly (i) prohibits the Company from making any payments on the Securities required by the terms hereof and thereof or (ii) except in respect of a Permitted Lien, requires that the proceeds received from the sale of any Collateral be applied to repay, redeem or otherwise retire any Debt of any person other than the Debt represented by the Securities, except as set forth in the Collateral Documents.

                 SECTION 4.22. Contingent Security Interest in Hartford Property. The Company shall (i) take, or cause to be taken, as promptly as possible after April 31, 1995, all actions and make, or cause to be made, all filings, recordings and registrations, at the Company's expense, necessary or advisable to create a valid, perfected first priority Lien on the Hartford Property in favor of the Trustee and (ii) comply, with respect to the Hartford Property, with the requirements of Section 6(o) of
the Underwriting Agreement dated as of        , 1995, among the Company and the
Underwriters listed on Schedule I thereto, as if such Section were set forth in full herein, such Section being hereby incorporated by reference with respect to the Hartford Property; provided, however, that the Company shall not be required to undertake any such action or make any such filings, recordings or registrations or comply with such Section if the sale by the Company to a third-party (other than a Subsidiary of the Company) of the Hartford Property has been completed by May 1, 1995; provided, further, however, that the Company shall deliver to the Trustee an Officers' Certificate on or prior to May 8, 1995, certifying either that the sale of the Hartford Property has been completed as described in the preceding proviso or that the Company has undertaken to comply with the requirements of this Section and the date by which the Company reasonably expects to have so complied.


                                   ARTICLE 5

                               SUCCESSOR COMPANY


                 The Company shall not, and the Company shall not permit any Restricted Subsidiary to, enter into any transaction or series of transactions to consolidate, amalgamate or merge with or into any other Person (other than the merger of a Wholly Owned Subsidiary (i) with another Wholly Owned Subsidiary or (ii) into the Company), or directly or indirectly through its Subsidiaries sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all its property and assets to any Person (other than to one or more Wholly Owned Subsidiaries or to the Company) unless (i) the Person, if the Company is a party to such transaction and is not the surviving entity (the "Surviving Entity"), formed by such consolidation or amalgamation or into which the Company is merged or that acquires, by sale, conveyance, assignment, transfer, lease or other disposition, all or substantially all the properties and assets of the Company as an entirety, shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District or Columbia and shall expressly assume (a) by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company pursuant to the Indenture and (b) by written instruments executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company pursuant to the other Collateral Documents; (ii) the Surviving Entity, if any Restricted Subsidiary is a party to such transaction and is not the Surviving Entity, shall by written instruments executed and delivered to the Trustee, in form satisfactory to the Trustee, expressly assume all the obligations of such Restricted Subsidiary pursuant to the Collateral Documents;
(iii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any indebtedness which becomes an obligation of the Company, the Surviving Entity or any Restricted Subsidiary as a result of such transaction or series of transactions as having been incurred by the Company, such Surviving Entity or such Restricted Subsidiary at the time of such transaction or series of transactions) no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company, the Surviving Entity or any Restricted Subsidiary as a result of such transaction or series of transactions as having been incurred by the Company, such Surviving Entity or such Restricted Subsidiary at the time of such transaction or series of transactions), the Company or the Surviving Entity, as the case may be, could incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(b)(iii); (v) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any indebtedness which becomes an obligation of the Company, the Surviving Entity or any Restricted Subsidiary as a result of such transaction or series of transactions as having been incurred by the Company, such Surviving Entity or such Restricted Subsidiary at the time of such transaction or series of transactions), the Company or the Surviving Entity, as the case may be, shall have a Consolidated Net Worth which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or transactions; and (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture and that the perfected first priority Lien of the Trustee for the benefit of the Securityholders with respect to the Collateral continues in all respects.

                 Upon any transaction involving the Company in which the Company is not the Surviving Entity, such Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the Company in the case of a lease shall not be released from the obligation to pay the principal of, and premium, if any, or interest on, the Securities.


                                   ARTICLE 6

                             DEFAULTS AND REMEDIES


                 SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                 (1) the Company fails to make any payment of interest on any Security when the same shall become due and payable, and such failure continues for a period of 30 days;

                 (2) the Company (i) fails to make the payment of the principal of or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption or declaration, or otherwise or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

                 (3) the Company fails to comply with Article 5;

                 (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.12, 4.13 or 4.14 (other than a failure to purchase Securities when required under Section 4.07 or 4.09) and such failure continues for 30 days after the notice specified below, or the Company fails to give the notice specified below;

                 (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for a period of 60 days after the notice specified below or the Company fails to give the notice specified below;

                 (6) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the Holders thereof, the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000 or its Dollar Equivalent at the time;

                 (7)(A) the Company fails to comply with any of its representations, warranties, covenants or agreements contained or incorporated by reference in any Collateral Document (other than the Indenture) and such failure continues beyond the applicable grace period provided in such Collateral Document;

                    (B) on or after the Issue Date, other than in accordance
                 with the provisions of the Indenture, for any reason, other than the satisfaction in full and discharge of all obligations secured thereby, any Collateral Document ceases to be or is not in full force and effect or any Lien with respect to Collateral with a Fair Market Value that exceeds $2,000,000 in the aggregate intended to be created by any Collateral Document ceases to be or is not a valid and perfected first priority Lien for more than 5 days;

                    (C) the occurrence of any event of default under any
                 Collateral Document; or

                    (D) on or after the Issue Date, other than in accordance
                 with the provisions of the Indenture, the Company asserts in writing that any Collateral Document has ceased to be or is not in full force and effect;

                  (8) any judgment or decree aggregating in excess of $5,000,000 or its Dollar Equivalent at the time is rendered against the Company or any Restricted Subsidiary and is not discharged and either: (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree; or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; and, in the case of either clause (A) or (B), such default continues for ten days after the notice specified below;

                 (9) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                          (A) commences a voluntary case;

                          (B) consents to the entry of an order for relief
                 against it in an involuntary case;

                          (C) consents to the appointment of a Custodian of it
                 or for any substantial part of its property; or

                          (D) makes a general assignment for the benefit of its
                 creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                 (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against the Company or any
                 Restricted Subsidiary in an involuntary case;

                          (B) appoints a Custodian of the Company or any
                 Restricted Subsidiary or for any substantial part of its property; or

                          (C) orders the winding up or liquidation of the
                 Company or any Restricted Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.


                 The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                 The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                 A Default under clause (4), (5), (6) or (8) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                 The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6) or (8) above, its status and what action the Company is taking or proposes to take with respect thereto.

                 SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(9) or (10) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Trustee (who shall promptly notify the Company), may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. The Trustee shall also notify the agent for the lenders under the Revolving Credit Facility or any other revolving credit facility permitted under Section 4.03 of any such declaration by the Trustee. If an Event of Default specified in Section 6.01(9) or (10) occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                 SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                 SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                 SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law, the Indenture or the other Collateral Documents or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                 SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                 (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                 (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                 A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                 SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                 SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                 SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                 SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                 FIRST:  to the Trustee for amounts due under Section 7.07;

                 SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 THIRD:  to the Company.

                 The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                 SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a

Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                 SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully refrain from doing so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                 SECTION 6.13. Suits To Protect the Collateral. The Trustee shall have power to institute and to maintain such proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or the other Collateral Documents and to protect its interests and the interests of the Securityholders in the Collateral, including power to institute and maintain proceedings to restrain the enforcement of or compliance with any governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the Lien of this Indenture and the other Collateral Documents or be prejudicial to the interests of the Holders or the Trustee. The Trustee shall also have the authority to exercise any rights or powers conferred on the Trustee under this Indenture and under each other Collateral Document.


                                   ARTICLE 7

                                    TRUSTEE

                 SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                 (b)  Except during the continuance of an Event of Default:
(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
Section 6.05.

                 (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                 (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                 (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                 SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                 (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                 (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                 SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                 SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                 SECTION 7.06. Reports by Trustee to Holders. If required by TIA Section 313(a), as promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                 A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                 SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, sale or otherwise in connection with this Indenture and the other Collateral Documents, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts and court costs. The Company shall indemnify the Trustee against any and all loss, liability damage, claim or expense (including reasonable attorneys' fees and expenses), including taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                 To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on Securities under Article 8 or otherwise.

                 The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(9) or (10) with respect to the Company, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

                 SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                 (1) the Trustee fails to comply with Section 7.10;

                 (2) the Trustee is adjudged bankrupt or insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4) the Trustee otherwise becomes incapable of acting.

                 If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 25% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                 SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

                 In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                 SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Securities or Person directly controlling, controlled by or under common control with such obligor shall serve as Trustee upon the Securities. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                 SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                 SECTION 7.12.  Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustee, jointly with the Trustee, of all or any part of the Collateral, or separate trustee or separate trustees of any part of the Collateral, and to vest in such person or persons, in such capacity and for the benefit of the Holders, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 7.12, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable hereunder or under any other Collateral Document. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. The Company hereby appoints the Trustee as its agent and attorney to act for it under the foregoing provisions of this Section in either of such contingencies. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility under Section 7.10 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 7.08.

                 (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder or under any Collateral Document shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or under any Collateral Document) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                 (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                 (iii) the Company and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                 Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and, to the extent applicable, the Collateral Documents. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and, to the extent applicable, the Collateral Documents, specifically including every provision hereof and thereof relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Company.

                 Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture and, to the extent applicable, the Collateral Documents, on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                   ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

                 SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an

Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                 (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections
4.02 (to the extent that the failure to comply with Section 4.02 shall not violate the TIA), 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.12, 4.13, 4.14 or
4.16 or Article 5 and the related operation of Sections 6.01(3),(4) and (5) and the operation of Sections 6.01(6), (7), (8), (9) and (10) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                 If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(3), (4), (5), (6), (7), (8), (9) and (10) (except to the extent covenants or agreements referenced in such Sections remain applicable).

                 Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                 (c) Notwithstanding clauses (a) and (b) the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05
and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                 SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                 (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

                 (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                 (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(9) or (10) with respect to the Company occurs which is continuing at the end of the period;

                 (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                 (5) the deposit does not constitute a default under any other agreement binding on the Company;

                 (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                 (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from the Internal Revenue Service a ruling or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                 (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                 (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                 Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                 SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                 SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                 Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                 SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                 SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the

Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8.


                                   ARTICLE 9

                                   AMENDMENTS

                 SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                 (1) to cure any ambiguity, omission, defect or inconsistency;

                 (2) to comply with Article 5;

                 (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however , that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                 (4) to establish or maintain the Lien of this Indenture and the other Collateral Documents as a perfected first priority Lien of the Trustee in respect of the Collateral, to correct or amplify the description of any Collateral subject to the Lien of the Indenture or the other Collateral Documents and to subject additional property or assets to the Lien of this Indenture or the other Collateral Documents;

                 (5) to add Guarantees with respect to the Securities or to further secure the Securities;

                 (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                 (7) enter into any Intercreditor Agreement (as defined in the Security and Pledge Agreement);

                 (8) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

                 (9) to make any change that does not adversely affect the rights of any Securityholder.

                 After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                 SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

                 (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment;

                 (2) reduce the rate of or extend the time for payment of interest on any Security;

                 (3) reduce the principal of or extend the Stated Maturity of any Security;

                 (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed in accordance with Article 3;

                 (5) make any Security payable in money other than that stated in the Security;

                 (6) impair the right of any Securityholder to institute suit for enforcement of any payment on or with respect to any Securities;

                 (7) permit the creation of any Lien on the Collateral or any part thereof (other than the Lien of this Indenture and the other Collateral Documents and other Permitted Liens (as defined herein on the Issue Date)) or terminate the Lien of this Indenture and the other Collateral Documents as to the Collateral or any part thereof or deprive the Securityholders of the security afforded by the Lien of this Indenture and the other Collateral Documents or any part thereof, except as permitted pursuant to Section 4.12 or Article 10 as in effect on the Issue Date; or

                 (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                 SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                 SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                 SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                 SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such (i) amendment is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such amendment have been satisfied; (ii) the Company has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action; (iii) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (a) the Indenture, (b) the Certificate of Incorporation or By-Laws of the Company,
(c) any law or regulation applicable to the Company, (d) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or (e) any material agreement or instrument to which the Company is subject; (iv) such amendment has been duly and validly executed and delivered by the Company, and the Indenture together with such amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and (v) the Indenture together with such amendment complies with the TIA.

                 SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                              COLLATERAL DOCUMENTS

                 SECTION 10.01. Collateral Documents. (a) In order to secure the due and punctual payment of the principal of and interest on the Securities when the same becomes due and payable, whether at Stated Maturity, upon acceleration, optional redemption, required purchase or otherwise, in accordance with the terms of the Securities and this Indenture, the Company has created the Lien of this Indenture and the Collateral Documents in respect of the Collateral in favor of the Trustee for the benefit of the Securityholders. The Trustee and the Company hereby agree that the Trustee holds the Collateral in trust for the benefit of the Holders pursuant to the terms hereof and of the other Collateral Documents.

                 (b) The Company covenants and agrees that it has full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge and transfer the Collateral, in the manner and form done, or intended to be done, in this Indenture and the other Collateral Documents, free and clear of all Liens (other than Permitted Liens or as permitted by the Collateral Documents, subject to the limitations contained therein), whatsoever, and that (i) it will forever warrant and defend the title to the same against the claims of all persons whatsoever, (ii) it will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as the Trustee may require or request and (iii) it will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assure and confirm to the Trustee the Lien of this Indenture and the Collateral Documents in respect of the Collateral, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities. The Company further covenants and agrees that this Indenture, the other Collateral Documents and the actions taken hereunder and thereunder create a perfected first priority Lien on the relevant portion of the Collateral, subject to Permitted Liens.

                 (c) As amongst the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the obligations hereunder and under the other Collateral Documents.

                 SECTION 10.02. General Authority. The Company hereby irrevocably appoints the Trustee its true and lawful attorney, with full power of substitution, in the name of the Company, the Trustee, the Holders or otherwise, for the sole use and benefit of the Trustee and the Holders, but at the Company's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers and the powers contemplated by the Collateral Documents with respect to all or any of the Collateral:

                 (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof;

                 (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto; and

                 (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds thereof, as fully and effectually as if the Trustee were the absolute owner thereof;

provided, that the Trustee shall give the Company not less than 10 days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral. The Company agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code and for all other purposes. Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Collateral Documents and authorizes and directs the Trustee to enter into each of the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that, if any provision of the Collateral Documents limits, qualifies or conflicts with the duties imposed by the provisions of the TIA, the TIA controls.

                 SECTION 10.03.  Recording, Deposit of Pledged Securities, etc.
(a) The Company will take or cause to be taken, at its own expense, all action required or desirable to maintain, preserve and protect the Lien on the Collateral granted by the Collateral Documents, including, but not limited to, causing all financing statements, Mortgages, the Intellectual Property Security Agreement and other instruments of further assurance, including continuation statements covering security interests in personal property, to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and shall execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the other Collateral Documents to all property comprising the Collateral.

                 The Company shall from time to time promptly pay and discharge all mortgage and financing and continuation statement recording and filing fees, charges and taxes relating to this Indenture and the other Collateral Documents, any amendments thereto and any other instruments of further assurance.

                 Upon the cancelation and discharge of any prior Lien, the Company will cause all cash, Temporary Cash Investments, obligations and securities then held by the trustee, mortgagee or other holder of such prior Lien, which were received by such trustee, mortgagee or other holder on account of the release or the taking by eminent domain or the purchase by a public authority or the sale by virtue of a designation or order of a public authority or any other disposition of, or insurance on, the Collateral, or any part thereof (including all proceeds of or substitutions for any thereof), to be paid to or deposited and pledged with the Trustee, such cash to be held and paid over or applied by the Trustee, as provided in Article 11 hereof.

                 (b) As and when any Pledged Securities shall come into the possession of the Company or any U.S. Restricted Subsidiary or under any of their control, the Company shall forthwith deposit and pledge, or cause such U.S. Restricted Subsidiary to deposit and pledge, the same with the Trustee, together with such proper instruments of assignment and transfer as the Trustee may reasonably require, which shall include express authority to the Trustee to vote any shares of stock included therein and to cause such authority to be recorded in the entry of transfer of such stock on the books of the corporation issuing the same, all the foregoing to the extent provided or permitted by the Security and Pledge Agreement. Such Pledged Securities will likewise be deemed to be a part of and governed by the terms of the Security and Pledge Agreement.

                 (c)  The Company shall furnish to the Trustee:

                 (i) at the time of execution and delivery of this Indenture, an Opinion or Opinions of Counsel stating that (a) the Trustee has a valid and enforceable perfected first priority Lien in the Collateral pursuant to the Collateral Documents, and the Collateral is free and clear of all Liens, other than Permitted Liens, and (b) (1) this Indenture and the assignment of the Collateral intended to be made by each Collateral Document and all other instruments of further assurance or assignment have been properly recorded, registered, filed and acted upon to the extent necessary to perfect the first priority Lien intended to be created by each such Collateral Document and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that, as to the perfected first priority Lien created pursuant to each such Collateral Document, such recordings, registerings, filings and other actions are the only recordings, registerings, filings and other actions necessary or advisable, and further stating that all financing statements have been executed and filed that are necessary or advisable, fully to preserve and protect the rights of the Holders and the Trustee with respect to, and make valid and enforceable, the perfected first priority Lien under this Indenture and each other Collateral Document, and such recordings, registerings, filings and other actions are in full force and effect; and (2) no such recording, registering, filing or action is necessary to perfect such first priority Lien;

                 (ii) with respect to each Mortgage, a policy of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the real property and fixtures described therein in an amount not less than the Fair Market Value thereof, which policy shall (a) be issued by a reputable title company, (b) include such reinsurance arrangements, if any (with provisions for direct access), as shall be customary in the same general area, (c) have been supplemented by such endorsements or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of reputable architects or other reputable professionals (including endorsements or opinion letters on matters relating to contiguity, first loss, if available, leasehold, variable rate, usury, if available, and so-called comprehensive coverage over covenants and restrictions, if available) and (d) contain only such exceptions to title as shall be customary;

                 (iii) certified checks payable to the appropriate public officials or title company (or checks or wire transfers to the title company in respect of such amounts) in payment of all mortgage, recording, documentary, intangible or similar governmental charges due in respect of the execution, delivery or recording of such Mortgages, together with a check or wire transfer for the title company in payment of its premium, search and examination charges, survey costs and any other amounts due in connection with issuance of its policies (or commitments); and

                 (iv) within 30 days after each anniversary of the Issue Date, an Opinion or Opinions of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, rerecordings, reregisterings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the first priority Lien of this Indenture and each of the other Collateral Documents and reciting with respect to such perfected first priority Lien the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under each of the other Collateral Documents or (b) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such perfected first priority Lien.

                 SECTION 10.04. Disposition of Collateral Without Trustee Consent. (a) Notwithstanding the provisions of Sections 4.12, 10.05, 10.06 and 10.07, so long as no Event of Default shall have occurred and be continuing and the Company complies with the provisions of Section 10.09, the Company may without any consent by the Trustee:

                 (i) sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property subject to the Lien of this Indenture and the other Collateral Documents, which may have become worn or obsolete, not exceeding in value in any one calendar year $1,000,000;

                 (ii) grant rights-of-way and easements over or in respect of any real property; provided, that such grant shall not impair the usefulness of such property in any material respect in the conduct of the Company's business and shall not be prejudicial to the interests of the Securityholders;

                 (iii) abandon, terminate, cancel, release or make alterations in or substitutions of any leases (other than the Poway Lease), contracts or rights-of-way subject to the Lien of this Indenture and the other Collateral Documents; provided, that any altered or substituted leases, contracts or rights-of-way shall forthwith, without further action, be subject to the Lien of this Indenture and the other Collateral Documents to the same extent as those previously existing; provided, further, that, if the Company shall receive any money or property in excess of the Company's expenses in connection with such termination, cancelation, release, alteration or substitution (other than any such money or property received in connection with a contract or lease terminated, cancelled, released, altered or substituted in the ordinary course of business) as consideration or compensation for such termination, cancelation, release, alteration or substitution, such money or property, if it exceeds $1,000 (in which case all of the money and property so received and not just the portion in excess of $1,000 shall be subject to this clause), forthwith upon its receipt by the Company, shall be deposited with the Trustee (unless otherwise required by a prior Permitted Lien) as Trust Monies subject to disposition as Net Cash Proceeds as provided in Section 4.07 and subjected to the Lien of this Indenture and the other Collateral Documents;

                 (iv) surrender or modify any franchise, license or permit subject to the Lien of this Indenture and the other Collateral Documents which it may own or under which it may be operating; provided, that, if, after the surrender or modification of any such franchise, license or permit, the Company shall not be entitled, under some other, or without any, franchise, license or permit, to conduct its business in the territory in which it is then operating and the Fair Market Value of such franchise, license or permit exceeds $5,000,000, then the Board of Directors shall have determined, in its reasonable opinion, that such territory is not material to the conduct of the Company's business; provided, further, that, if the Company shall be entitled to receive any money or property in excess of the Company's expenses in connection with such surrender or modification (other than any such money or property received in the ordinary course of business in connection with a franchise, license or permit surrendered or modified) as consideration or compensation for such surrender or modification, such money or property, if it exceeds $1,000 (in which case all the money and property so received and not just the portion in excess of $1,000 shall be subject to this clause), forthwith upon its receipt by the Company, shall be deposited with the Trustee (unless otherwise required by a prior Permitted Lien) as Trust Monies subject to disposition as provided in Section 4.07 and subjected to the Lien of this Indenture and the other Collateral Documents;

                 (v) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; provided, that no change in the location of any such Collateral subject to the Lien of this Indenture and the other Collateral Documents shall be made which (1) removes such property into a jurisdiction in which any instrument required by law to preserve the Lien of this Indenture and any other Collateral Documents on such property, including all necessary financing statements and continuation statements, has not been recorded, registered or filed in the manner required by law to preserve the Lien of this Indenture and the other Collateral Documents on such property,
         (2) does not comply with the terms of this Indenture and the other Collateral Documents or (3) otherwise impairs the Lien of the Indenture and the other Collateral Documents;

                 (vi) demolish, dismantle, tear down or scrap any Collateral (other than the Poway Lease), or abandon any thereof including any leases (other than the Poway Lease) but excluding land or interests in land, if such demolition, dismantling, tearing down, scrapping or abandonment is in the best interests of the Company and the Fair Market Value (except to the extent of the relevant Collateral being released) and utility of the Collateral as an entirety will not thereby be impaired;

                 (vii) sell or otherwise dispose of other Collateral in insulated transactions that do not exceed $100,000 per transaction, whether in a single transaction or a series of related transactions which constitute a single plan of disposition, and $1,500,000 in the aggregate; or

                 (viii) designate a Restricted Subsidiary as an Unrestricted Subsidiary, in accordance with clauses (i), (ii) and (iii)(A) of
         Section 4.15(a), the effect of which is to release the assets and property of such Subsidiary from the Lien of this Indenture and the other Collateral Documents.

                 (b) In the event that the Company has sold, exchanged or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral, or designates a Restricted Subsidiary as an Unrestricted Subsidiary as described above, which under the provisions of this Section may be sold, exchanged, or otherwise disposed of, or so designated, by the Company without any consent of the Trustee, such Collateral (or, in the case of such designation, the assets and property of such Subsidiary comprising part of the Collateral) shall be, upon such sale, exchange, or other disposition or designation, automatically released from the Lien of this Indenture and the other Collateral Documents, and the Company may request the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such Collateral under this Indenture and any of the other Collateral Documents. If the Company so requests, the Trustee shall execute such an instrument upon delivery to the Trustee of (i) an Officers' Certificate by the Company reciting the sale, exchange or other disposition or designation made or proposed to be made and describing in reasonable detail the Collateral affected thereby, and stating that such Collateral is Collateral which by the provisions of this Section may be sold, exchanged or otherwise disposed of or dealt with by the Company without any release or consent of the Trustee and
(ii) where required by the TIA, an Opinion of Counsel stating that the sale, exchange or other disposition or designation made or proposed to be made was duly taken by the Company in conformity with a designated subsection of Section 10.04(a).

                 Any disposition of Collateral made in strict compliance with the provisions of this Section 10.04 shall be deemed not to impair the Lien of this Indenture and the other Collateral Documents in contravention of the provisions of this Indenture.

                 SECTION 10.05. Disposition of Inventory and Accounts Receivable Without Release. (a) Notwithstanding the provisions of Section 10.06, the Company may without any release or consent by the Trustee sell, exchange or otherwise dispose of Inventory in the Ordinary Course of Business, assign, collect, liquidate, sell, factor or otherwise dispose of Accounts Receivable in the Ordinary Course of Business and dispose of the Proceeds thereof in connection with the Company's business or to make other cash payments permitted by this Indenture. Notwithstanding the foregoing and the terms of the Security and Pledge Agreement, the Company's right to rely upon this Section 10.05(a) for each six-month period beginning on January 1 and July 1 (a "Six-Month Period") shall be conditioned upon the Company delivering to the Trustee, within 30 days following the end of such Six-Month Period, an Officers' Certificate to the effect that all sales, exchanges or other dispositions of Inventory and collections, liquidations, sales, factoring or other dispositions of Accounts Receivable by the Company during such Six-Month Period were in the Ordinary Course of Business and that all Proceeds therefrom were used by the Company in connection with its business or to make other cash payments permitted by this Indenture. The fair value of all sales, exchanges or other dispositions of Inventory and collections, liquidations, sales, factoring or other dispositions of Accounts Receivable and the use of each in connection with the Company's business and to make cash payments permitted by this Indenture by the Company in accordance with this Section shall not be considered in determining whether the aggregate fair value of Collateral released from the Lien of the Indenture in any calendar year exceeds the 10% threshold specified in TIA Section 314(d).

                 (b) In the event that the Company has sold, exchanged or otherwise disposed of or proposes to sell, exchange or other dispose of any item of Inventory and Accounts Receivable which under the provisions of this Section may be sold, exchanged or otherwise disposed of by the Company without any release or consent of the Trustee, and the Company requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under the Indenture and the other Collateral Documents, the Trustee shall execute such an instrument upon delivery to the Trustee of (i) an Officers' Certificate reciting the sale, exchange or other disposition made or proposed to be made, describing in reasonable detail the property affected thereby, and stating that such property may be sold, exchanged or otherwise disposed of by the Company without any release or consent of the Trustee in compliance with the provisions of this Section and (ii) an Opinion of Counsel to the effect that the sale, exchange or other disposition made or proposed to be made by the Company is in compliance with the provisions of this Section.

                 (c) Any releases of Collateral made in compliance with the provisions of this Section shall be deemed not to impair the Lien of the Indenture and other Collateral Documents in contravention of the provisions of the Indenture.

                 SECTION 10.06.  Release of Collateral with Trustee Consent.
In addition to its rights under Sections 10.04, 10.05 and 10.07, the Company shall have the right, at any time and from time to time, unless an Event of Default shall have occurred and be continuing, to sell, exchange or otherwise dispose of any of the Collateral (other than Trust Monies, which are subject to release from the Lien of this Indenture and the other Collateral Documents as provided under Article 11 or upon substituting Substitute Collateral therefor as provided in Section 10.07) (a "Release Termination"), upon compliance with the requirements and conditions of Section 4.07, this Section and Section 10.09 and the Trustee shall release the same from the Lien of this Indenture and any of the other Collateral Documents upon receipt by the Trustee of a Release Notice (as defined herein) requesting such release and describing the property to be so released; provided, that:

                 (a) If the Collateral to be released has a book value of at least $3,000,000, the Trustee is provided with a Board Resolution requesting such release and authorizing an application to the Trustee therefor.

                 (b) The security afforded by this Indenture and the other Collateral Documents will not be impaired by such release in contravention of the provisions of this Indenture and other Collateral Documents, and either (i) other property is to be substituted as Substitute Collateral in accordance with Section 10.07 or (ii) the proceeds from the property to be released are being deposited in accordance with Section 4.07.

                 (c) The Company has disposed of or will dispose of the Collateral so to be released for a consideration representing its Fair Market Value.

                 (d) No Event of Default has occurred and is continuing (or will result therefrom).

                 (e) If the Collateral to be released is only a portion of a discrete parcel of real property, following such release and the release of the Lien of any applicable Mortgage with respect thereto, the nonreleased mortgaged property shall have sufficient utility services and sufficient access to public roads, rail spurs, harbors, canals, terminals and other transportation structures for the continued use of such mortgaged property in substantially the manner carried on by the Company and its Subsidiaries prior to such release.

                 (f) If the Collateral to be released is only a portion of a discrete parcel of real property, following such release, the nonreleased mortgaged property shall comply in all material respect with applicable laws, rules, regulations and ordinances relating to land use and building and workplace safety.

                 (g) If the Collateral to be released is only a portion of a discrete parcel of real property, following such release, the Fair Market Value of the mortgaged property (exclusive of the Fair Market Value of the released mortgaged property) shall not be less than the Fair Market Value of such mortgaged property prior to such release.

                 (h) If the Collateral to be released is only a portion of a discrete parcel of real property, the Company shall have delivered to the Trustee a survey depicting the real property to be released.

                 (i) The first priority perfected Lien pursuant to the Collateral Documents shall be in full force and effect continuously and uninterrupted at all times.

                 (j) If the Collateral so to be released is subject to a prior Permitted Lien, there shall be delivered to the Trustee a certificate of the trustee, mortgagee or other holder of such prior Permitted Lien that it has received the applicable Net Cash Proceeds (except to the extent that the assignment thereof would violate the terms thereof or any agreement relating thereto) and has been irrevocably authorized by the Company to pay over to the Trustee any balance of such Net Cash Proceeds remaining after the discharge of such Indebtedness secured by such prior Permitted Lien; and if any property other than cash, Temporary Cash Investments or other obligations is included in the consideration for any Collateral to be released, there shall be delivered to the Trustee such instruments of conveyance, assignment and transfer, if any, as may be reasonably necessary, in the Opinion of Counsel to be given pursuant to paragraph (1), to subject to the Lien of this Indenture and the other Collateral Documents all the right, title and interest of the Company in and to such Collateral.

                 (k) If the Collateral to be released is only a portion of a discrete parcel of real property, there shall be delivered to the Trustee evidence that a title company shall have committed to issue an endorsement to the title insurance policy relating to the nonreleased mortgaged property confirming that, after such release, the Lien of the applicable Mortgage continues unimpaired as a first priority perfected Lien upon the remaining mortgaged property.

                 (1) An Opinion of Counsel shall be delivered to the Trustee substantially to the effect (subject to customary exceptions) (i) that any obligation included in the consideration for any property so to be released and to be received by the Trustee pursuant to Section 10.06(j) is a valid and binding obligation enforceable in accordance with its terms and is effectively pledged under the Collateral Documents, (ii) that any Lien granted by a purchaser to secure Purchase Money Indebtedness is a first priority purchase money Lien and such instrument granting such Lien is enforceable in accordance with its terms, (iii) either (x) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Trustee are sufficient to subject to the first priority Lien of this Indenture and the other applicable Collateral Documents all the right, title and interest of the Company in and to any property, other than cash, Temporary Cash Investments and obligations, that is included in the consideration for the Collateral so to be released and is to be received by the Trustee pursuant to Section 10.06(j) or (y) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (iv) that the Company has corporate power to own all property included in the consideration for such release, (v) in case any part of the money or obligations referred to in Section 10.06(j) has been deposited with a trustee or other holder of a prior Permitted Lien, that the Collateral to be so released, or a specified portion thereof, is or immediately before such release was subject to such prior Permitted Lien and that such deposit is required by such prior Permitted Lien and (vi) that the Company has complied with all conditions precedent herein and under any of the other Collateral Documents provided for relating to the release of such Collateral.

                 (m) The Company shall deliver to the Trustee an Officers' Certificate, dated not more than 30 days prior to the date of the application for such release, with respect to the matters described in subsections (a) through (k); provided, that, if the Collateral to be released has a book value of at least $2,000,000, the matters described in subsections (b) (as to impairment of security), (c) and (g) shall also be certified by an Independent Appraiser who, if such property consists of securities, shall be a nationally or internationally recognized investment banking firm.

                 In connection with any release, the Company shall (i) execute, deliver and record or file and obtain such instruments as the Trustee may reasonably require, including, without limitation, amendments to the Collateral Documents and this Indenture, and (ii) deliver to the Trustee such evidence of the satisfaction of the Indenture and the other Collateral Documents as the Trustee may reasonably require.

                 The Company shall exercise its rights under this Section by delivery to the Trustee of a notice (each, a "Release Notice"), which shall refer to this Section, describe with particularity the items of property proposed to be covered by the release and be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee and in form for execution by the Trustee. Upon such compliance, the Company shall direct the Trustee to execute, acknowledge (if applicable) and deliver to the Company such counterpart within 10 Business Days after receipt by the Trustee of a Release Notice and the satisfaction of the requirements of this covenant.

                 In case an Event of Default shall have occurred and be continuing, the Company, while in possession of the Collateral (other than cash, Temporary Cash Investments, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the other Collateral Documents or with the trustee, mortgagee or other holder of a prior Permitted Lien), may do any of the things enumerated in this Section, if the Trustee in its discretion, or the Holders of 66-2/3% in aggregate principal amount of the Securities outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under this Section shall omit the statement to the effect that no Event of Default has occurred and is continuing. This paragraph shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(1), (2), (3), (9) or (10).

                 All cash or Temporary Cash Investments received by the Trustee pursuant to this Section shall be held by the Trustee, for the benefit of the Securityholders, as Trust Monies under Article 11 subject to application as therein provided or as provided in Section 4.07. All purchase money and other obligations received by the Trustee pursuant to this Section shall be held by the Trustee for the benefit of the Holders as Collateral.

                 Any releases of Collateral made in strict compliance with the provisions of this Section shall be deemed not to impair the Lien of this Indenture and the other Collateral Documents in contravention of the provisions of this Indenture.

                 SECTION 10.07. Substitute Collateral. (a) The Company may, at its option, obtain a release of any of the Collateral (including any Trust Monies other than Trust Monies which at such time (i) constitute Excess Proceeds for purposes of Section 4.07 or (ii) have been deposited with the Paying Agent in an amount sufficient to pay (A) the aggregate Change of Control Purchase Price of all Securities or portions thereof that are to be purchased on the Change of Control Purchase Date pursuant to Section 4.09 or (B) the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on the redemption date in accordance with the requirements of paragraphs 5 and 6 set forth on the reverse of the Securities) by subjecting other property, if such substitute property has a Fair Market Value equal to or greater than the Collateral to be released (the "Substitute Collateral") to the perfected first priority Lien of this Indenture and the other Collateral Documents or a similar instrument in place of and in exchange for any of the Collateral to be released, all in accordance with this Section and Section 10.09.

                 (b) Substitute Collateral may be substituted for other Substitute Collateral on the terms set forth in this Section.

                 (c) Unless an Event of Default shall have occurred and be continuing, the Trustee shall release any of the Collateral from the Lien of this Indenture and any of the other Collateral Documents and accept the Substitute

Collateral subject to the Lien of this Indenture and the other Collateral Documents upon receipt thereof by the Trustee of:

                 (i) an application of the Company requesting such substitution of Substitute Collateral for any of the Collateral and describing the property to be so released and the property to be substituted therefor;

                 (ii) the Board Resolutions, certificates, opinions and other statements listed in Sections 10.06(a), (k), (l) and (m), as and to the extent applicable, in respect of any of the Collateral to be released;

                 (iii) an Officers' Certificate, dated not more than 30 days prior to the date of the application for the substitution, and, if the Fair Market Value of the Substitute Collateral (other than cash and Temporary Cash Investments) is greater than $500,000, signed also by an Independent Appraiser or, if the property to be released consists of securities or Pledged Securities with a Fair Market Value of greater than $500,000, by an Independent Financial Advisor, stating in substance the Fair Market Value, in the opinion of the signers, of the Substitute Collateral;

                 (iv) if the Substitute Collateral is real property:

                          (1) an instrument in recordable form sufficient for
                 the first priority Lien of this Indenture and any Mortgage to cover the Substitute Collateral which, if the real property is a leasehold or easement interest, shall include normal and customary provisions with respect thereto and evidence of the filing of all such financing documents as may be necessary to perfect such Liens;

                          (2) a Mortgagee Policy of Title Insurance on the
                 forms then prescribed by the American Land Title Association (or the then prevailing equivalent of such policy) insuring that the Lien of this Indenture and any Mortgage constitutes a direct and valid and perfected first priority mortgage Lien on such Substitute Collateral in an aggregate amount equal to the Fair Market Value of the Substitute Collateral, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Permitted Liens and such endorsements and other opinions as are contemplated by Section 10.03(c)(ii);

                          (3) an American Land Title Association survey with
                 respect thereto; and

                          (4) evidence of payment or a closing statement
                 indicating payments to be made by the Company of all title premiums, search and examination charges, recording charges, survey costs, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Substitute Collateral to the first priority Lien of this Indenture and any other applicable Collateral Document to perfect such Lien; and

                 (v) if the Substitute Collateral is a personal property interest:

                          (1) an instrument sufficient for the first priority
                 Lien of this Indenture and any other applicable Collateral Document to cover the Substitute Collateral;

                          (2) to the extent not otherwise required by Section
                 10.07(c)(ii), an Opinion of Counsel (subject to customary exceptions) stating that the Lien of this Indenture and the other Collateral Documents constitutes a perfected first priority Lien on such Substitute Collateral, together with an Officers' Certificate stating that any specific exceptions to such Lien are Permitted Liens; and

                          (3) evidence of payment or a closing statement
                 indicating payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Substitute Collateral to the first priority Lien of the Indenture and any other Collateral Document.

                 SECTION 10.08. Eminent Domain and Other Governmental Takings. If any of the Collateral be taken by eminent domain or be sold pursuant to the exercise by the United States of America or any state, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, the Trustee shall release the property so taken or purchased, but only upon receipt by the Trustee of the following:

                 (a) an Officers' Certificate stating that (i) such property has been taken by eminent domain and the amount of the award therefor, or that such property has been sold pursuant to a right vested in the United States of America, any State or municipality thereof or other governmental authority to purchase, or to designate a purchaser or order a sale of, such property and the amount of the proceeds of such sale, and that all conditions precedent herein provided for relating to such release have been complied with and (ii) that the amount of the proceeds of the property so sold is not less than the amount to which the Company is entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be;

                 (b) the award for such property or the proceeds of such sale, for the Trustee to hold as Trust Monies subject to the disposition thereof pursuant to Section 4.07; provided, however, that, in lieu of all or any part of such award or proceeds, the Company shall have the right to deliver to the Trustee a certificate of the trustee, mortgagee or other holder of a prior Lien on all or any part of the property to be released, stating that such award or proceeds, or a specified portion thereof, has been deposited with such trustee, mortgagee or other holder pursuant to the requirements of such prior Lien, in which case the balance of the award, if any, shall be delivered to the Trustee; and

                 (c) an Opinion of Counsel substantially to the effect that:

                          (1) such property has been taken by eminent domain,
                 or has been sold pursuant to the exercise of a right vested in the United States of America, any State or municipality thereof or other governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

                          (2) in the case of any such taking by eminent domain,
                 the award for the property so taken has become final or, to the best of such counsel's knowledge, no appeal is contemplated or pending;

                          (3) in case, pursuant to Section 10.08(b), the award
                 for such property or the proceeds of such sale, or a specified portion thereof, shall be certified to have been deposited with the trustee, mortgagee or other holder of a prior Lien, that the property to be released, or a specified portion thereof, is or immediately before such taking or purchase was subject to such prior Lien, and that such deposit is required by such prior Lien; and

                          (4) that the instrument or the instruments and the
                 award or proceeds of such sale which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and any of the other Collateral Documents and that, upon the basis of such application, the Trustee is permitted by the terms hereof and of the other Collateral Documents to execute and deliver the release requested, and that all conditions precedent herein provided for relating to such release have been complied with.

                 In any proceedings for the taking or purchase or sale of any part of the Collateral, by eminent domain or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Trustee may be represented by counsel who may be counsel for the Company.

                 All cash received by the Trustee pursuant to this Section
10.08 shall be held by the Trustee as Trust Monies under Article 11 subject to application as therein provided or as provided in Section 4.07. All purchase money and other obligations received by the Trustee pursuant to this Section
10.08 shall be held by the Trustee as Collateral subject to application as provided in Section 10.13.

                 SECTION 10.09. TIA Requirements. (a) The release of any Collateral from the terms hereof and of any of the other Collateral Documents or the release of, in whole or in part, the Liens created by any of the Collateral Documents, shall not be deemed to impair the perfected first priority Lien of this Indenture and the other Collateral Documents in contravention of the provisions hereof if and to the extent the Collateral or Lien are released pursuant to the applicable Collateral Documents and pursuant to the terms hereof. The Trustee and each of the Holders acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Collateral Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Liens in contravention of the terms of this Indenture.

                 (b) To the extent applicable, without limitation, the Company and each obligor on the Securities shall comply with TIA Section 314(d) relating to the release of property or securities from the Lien of each of this Indenture and of the other Collateral Documents. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Company, except in cases which TIA Section 314(d) requires that such certificate or opinion be made by an independent person.

                 SECTION 10.10. Suits to Protect the Collateral. Subject to the provisions of the Collateral Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Securityholders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens of this Indenture and the other Collateral Documents or be prejudicial to the interests of the Securityholders or the Trustee).

                 SECTION 10.11. Purchaser Protected. In no event shall any purchaser in good faith or any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article to be sold be under obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

                 SECTION 10.12. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article.

                 SECTION 10.13. Disposition of Obligations Received. All obligations (including, without limitation, securities received in connection with an Asset Disposition) received by the Trustee under this Article shall be held by the Trustee as a part of the Collateral. Upon payment in cash or Temporary Cash Investments by or on behalf of the Company to the Trustee of the entire unpaid principal amount of any such obligation, to the extent not constituting Net Cash Proceeds which at such time (i) constitute Excess Proceeds for purposes of Section 4.07 or (ii) have been deposited with the Paying Agent in an amount sufficient to pay (A) the aggregate Change of Control Purchase Price of all Securities or portions thereof that are to be purchased on the Change of Control Purchase Date pursuant to Section 4.09 or (B) the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on the redemption date in accordance with the requirements of
Section 3.01, the Trustee shall release and transfer such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee may reasonably require. Any cash or Temporary Cash Investments received by the Trustee in respect of the principal of any such obligations shall be held by the Trustee as Trust Monies under Article 11 subject to application as therein provided and as provided in the Collateral Documents. Until the Securities are accelerated pursuant to Section 6.02, all interest and other income on any such obligations, when received by the Trustee, shall be paid to the Company from time to time. If the Securities have been accelerated pursuant to Section 6.02, any such interest or other income not theretofore paid, when collected by the Trustee, shall be applied by the Trustee in accordance with Section 6.10.

                 SECTION 10.14. Limitation on Duty of Trustee in Respect of Collateral; Indemnification. (a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agent or other agent or bailee selected by the Trustee in good faith.

                 (b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or wilful misconduct on the part of the Trustee.

                 (c) In the event that the Company fails to comply with the provisions of this Indenture or the other Collateral Documents such that the value of any Collateral or the validity, perfection, rank or value of the Lien hereunder or thereunder is thereby diminished or potentially diminished or put at risk, the Trustee may, but shall not be required to, effect such compliance on behalf of the Company, and the Company shall reimburse the Trustee for the costs thereof on demand. All expenses of protecting, storing, insuring and handling the Collateral, any and all excise, property, sales, and use taxes imposed by any state, Federal or local authority on any of the Collateral, or expenses in respect of (i) the sales or other disposition thereof, (ii) the administration or enforcement thereof, (iii) the exercise by the Trustee of any of the rights conferred upon it hereunder, including the preservation of the validity, perfection, rank or value of any Lien or (iv) any Default or Event of Default, shall be borne and paid by the Company; and if the Company fails to promptly pay any portion of such expenses when due, the Trustee may, at its option, but shall not be required to, pay the same and charge the Company's account therefor and the Company agrees to reimburse the Trustee therefor on demand. All sums so paid or incurred by the Trustee for any of the foregoing and any and all other sums for which the Company may become liable hereunder and all costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) reasonably incurred by the Trustee in enforcing or protecting the Lien of this Indenture or the other Collateral Documents or any of its rights or remedies under this Indenture shall, together with interest thereon until paid at the rate applicable to the Securities, be deemed to be secured hereby and under the other Collateral Documents.

                 SECTION 10.15. Release upon Termination of the Company's Obligations. (a) In the event that this Indenture shall cease to be of further effect pursuant to Section 8.01, the Trustee shall upon demand deliver to the Company, on behalf of the Securityholders, a notice disclaiming, relinquishing and releasing any and all rights it has in respect of the Collateral and any other instruments or documents evidencing or effecting such release that the Company may reasonably request.

                 (b) Any release of any portion of the Collateral made strictly in compliance with the provisions of this Section shall not be deemed to impair the Liens created by this Indenture and the other Collateral Documents in contravention of the provisions of this Indenture.


                                   ARTICLE 11

                          APPLICATION OF TRUST MONIES

                 SECTION 11.01. "Trust Monies" Defined. All cash or Temporary Cash Equivalents received by the Trustee in accordance with the terms of this Indenture and the other Collateral Documents:

                 (a) upon the release of property from the Lien of this Indenture and any of the other Collateral Documents, including all monies received in respect of the principal of all purchase money, governmental and other obligations;

                 (b) as compensation for, or proceeds of sale of, any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority or otherwise disposed of;

                 (c) as proceeds of insurance upon any part of the Collateral (other than any liability insurance proceeds payable to the Company or the Trustee for any loss, liability or expense incurred by it);

                 (d) pursuant to the provisions of Sections 1.04 and 2.01 of any of the Mortgages;

                 (e) as proceeds in the lockboxes or otherwise held pursuant to
         Article 8 of the Security and Pledge Agreements; or

                 (f) for application under this Article as elsewhere provided in this Indenture or any other Collateral Document, or whose disposition is not elsewhere otherwise specifically provided for herein or in any other Collateral Document;

(all such monies being herein sometimes collectively referred to as "Trust Monies"), shall be held by the Trustee for the benefit of the Holders as a part of the Collateral securing the Securities and, upon any entry upon or sale of the Collateral or any part thereof pursuant to Article 6, the Trust Monies shall be applied in accordance with Section 6.10 hereof; but, prior to any such entry or sale, all or any part of the Trust Monies may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in Sections 4.07, 10.07 and 11.02 to 11.06, inclusive.

                 SECTION 11.02. Retirement of Securities. The Trustee shall apply Trust Monies from time to time to the payment of the principal and interest on any Securities, at final Maturity or to the purchase thereof pursuant to Section 4.07 or Section 4.09, as the Company shall request, upon receipt by the Trustee of the following:

                 (a) a Board Resolution directing the application pursuant to this Section of a specified amount of Trust Monies and, in any case any such monies are to be applied to payment, designating the Securities so to be paid and prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of Securities to be purchased and any other provisions of this Indenture governing such purchase;

                 (b) cash which, together with any Trust Monies then held by the Trustee, equals or exceeds in the aggregate the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Trustee in trust for such purpose;

                 (c) an Officers' Certificate, dated not more than five days prior to the date of the relevant application, stating that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; and

                 (d) an Opinion of Counsel stating that the documents and the cash or Temporary Cash Investments, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.

                 Upon compliance with the foregoing provisions of this Section 11.02, the Trustee shall apply Trust Monies as directed and specified by such Board Resolution up to, but not exceeding, the principal amount of the Securities so paid plus any accrued interest required in connection with such purchase.

                 A Board Resolution expressed to be irrevocable directing the application of Trust Monies under this Section to the payment of the principal of particular Securities shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Monies and any cash deposited with the Trustee, pursuant to subsection (b) of this Section for the payment of accrued interest, shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Monies.

                 SECTION 11.03. Withdrawals of Insurance Proceeds and Condemnation Awards. To the extent that any Trust Monies consist of either (a) the proceeds of insurance upon any part of the Collateral or (b) any award for or the proceeds from any of the Collateral being taken by eminent domain or sold pursuant to the exercise by the United States of America, any State or municipality thereof or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of any part of the Collateral, such Trust Monies may be withdrawn by the Company and shall be paid by the Trustee upon a request by the Company to the Trustee by the proper officer or officers of the Company to reimburse the Company for expenditures made, or to pay costs incurred, by the Company in connection with the repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Trustee of the following:

                 (a) An Officers' Certificate, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies and signed also in the case of the following clause
         (i) (as to the Fair Market Value of such repairs, rebuildings and replacements, but only if such Fair Market Value (as set forth in such Officers' Certificate) is at least $250,000 by an Independent Appraiser, setting forth:

                          (i) that expenditures have been made, or costs
                 incurred, by the Company in a specified amount in connection with certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the Fair Market Value thereof to the Company at the date of the acquisition thereof by the Company;

                          (ii) that no part of such expenditures or costs, in
                 any previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Monies pursuant to this Section;

                          (iii) that no part of such expenditures or costs has
                 been paid out of either the proceeds of insurance upon any part of the Collateral not required to be paid to the Trustee under Section 1.12 of any Mortgage or any award for or the proceeds from any of the Collateral being taken not required to be paid to the Trustee under Section 10.08, as the case may be;

                          (iv) that there is no outstanding indebtedness, other
                 than costs for which payment is being requested, known to the Company, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanics', laborers', materialmen's, statutory or other similar Lien upon any of such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such Officers' Certificate, materially impair the security afforded by such repairs, rebuildings or replacement;

                          (v) that the property to be repaired, rebuilt or
                 replaced is necessary or desirable in the conduct to the Company's business;

                          (vi) that the Company has title to such repairs,
                 rebuildings and replacements that is substantially similar to its title to the property destroyed, damaged or taken;

                          (vii) that no Event of Default shall have occurred
                 and be continuing; and

                          (viii) that the Company has complied with all
                 conditions precedent herein provided for relating to such withdrawal and payment.

                 (b)  An Opinion of Counsel substantially stating:

                          (i) that the instruments that have been or are
                 therewith delivered to the Trustee conform to the requirements of this Indenture or any other Collateral Document, and that, upon the basis of such Company request and the accompanying documents specified in this Section, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Monies whose withdrawal is then requested may be lawfully paid over under this Section; and

                          (ii) that all the Company's right, title and interest
                 in and to said repairs, rebuilding or replacements, or combination thereof, are then subject to the first priority Lien of this

                 Indenture and any of the other Collateral Documents.

                 Upon compliance with the foregoing provisions of this Section, the Trustee shall on Company request pay an amount of Trust Monies of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by paragraph (i) of subsection (a) of this Section, or the Fair Market Value to the Company of such repairs, rebuildings and replacements stated in such Officers' Certificate (and in such Independent Appraiser's certificate, if required by subsection (b) of this Section), whichever is less; provided, however, that notwithstanding the above, so long as no Event of Default or Default shall have occurred and be continuing, in the event that any insurance proceeds or award for such property or proceeds of such sale does not exceed $25,000 and, in the good faith estimate of the Company, such destruction or damage resulting in such insurance proceeds or such taking or sale resulting in such award does not detrimentally affect the value or use of the applicable Collateral in any material respect, upon delivery to the Trustee of an Officers' Certificate to such effect, the Trustee shall release to the Company such insurance proceeds or award for such property or proceeds of such sale, free of the Lien hereof and of the applicable Collateral Documents; provided, that the Company shall take all steps necessary to notify the condemning authority of such assignment.

                 SECTION 11.04. Release of Real Estate Tax Monies; Rents. (a) To the extent that any Trust Monies consist of monies deposited by the Company with the Trustee in respect of taxes, assessments and other items required to be paid by the Company pursuant to Section 1.04 of the Mortgages, the Trustee shall directly remit funds in payment thereof in accordance with the provisions of the bills, invoices or statements therefor upon receipt by the Trustee, at least 20 days prior to the date that such bills, invoices and statements are deemed delinquent or any penalties assessed in accordance with their respective terms, an Officers' Certificate setting forth, in an itemized fashion, the specific taxes, assessments and other items and amounts owing in respect thereof of which such funds apply, together with true copies of the respective bills, invoices or statements therefor, and certifying the validity and accuracy of each thereof.

                 (b) To the extent that any Trust Monies consist of monies collected by the Trustee in respect of rents, issues, income and profits pursuant to Section 2.01 of the Mortgages, upon Company request, the Trustee shall return such funds to the Company upon receipt by the Trustee of an Officers' Certificate stating that no Event of Default or Default shall have occurred and be continuing and there are no occurrences or circumstances which, with the giving of notice or passage of time, or both, could result in the occurrence of an Event of Default, a Default or a default under any other Indebtedness of the Company.

                 SECTION 11.05. Powers Exercisable Notwithstanding Event of Default. In case an Event of Default shall have occurred and shall be continuing, the Company, while in possession of the Collateral (other than cash, Temporary Cash Investments, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the other Collateral Documents or with the trustee, mortgage or other holder of a prior Lien), may do any of the things enumerated in Sections 11.02, 11.03 and
11.04 if the Trustee in its discretion, or the Holders of a majority in aggregate principal amount of the Securities outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Event of Default has occurred and is continuing. This Section shall not apply, however, during the continuance of an Event of Default of the type specified in
Section 6.01(1) or (2).

                 SECTION 11.06. Powers Exercisable by Trustee or Receiver. In case the Collateral (other than any cash, Temporary Cash Investments, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the other Collateral Documents or with the trustee, mortgagee or other holder of a prior Permitted Lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article 11 conferred upon the Company with respect to the withdrawal or application of Trust Monies may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article
11. If the Trustee shall be in possession of any of the Collateral hereunder or under any of the other Collateral Documents, such powers may be exercised by the Trustee in its discretion.

                 SECTION 11.07. Disposition of Securities Retired. All Securities received by the Trustee and for whose purchase Trust Monies are applied under this Article 11 may, but shall not be required to, be promptly canceled by the Trustee and returned to the Company.

                 SECTION 11.08. Investment of Trust Monies. All or any part of any Trust Monies held by the Trustee hereunder (except such as may be held for the account of any particular Securities) shall from time to time be invested or reinvested by the Trustee pursuant to the specific written direction of the Company (so long as no Event of Default has occurred and is continuing) in any Temporary Cash Investments. Unless an Event of Default occurs and is continuing, any interest in such Temporary Cash Investments (in excess of any accrued interest paid at the time of purchase) which may be received by the Trustee shall be forthwith paid to the Company. Such Temporary Cash Investments shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Temporary Cash Investments.

                 The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own wilful misconduct in complying with this Section.


                                   ARTICLE 12

                                 MISCELLANEOUS

                 SECTION 12.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

                 SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                                  if to the Company:

                                           Anacomp, Inc.,
                                           11550 North Meridian Street
                                           Carmel, IN 46032

                                           Attention of Gary Bilsland
                                                        Assistant Treasurer


                                  if to the Trustee:

                                           The Bank of New York
                                           101 Barclay Street, 21 West
                                           New York, NY 10286

                                           Attention of Corporate Trust
                                                        Trustee Administration

                 The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                 Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                 SECTION 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                 SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                 (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                 (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                 SECTION 12.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                 SECTION 12.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                 SECTION 12.08. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                 SECTION 12.09. No Recourse Against Others. A director, officer, employee or stockHolder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                 SECTION 12.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                 SECTION 12.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                 SECTION 12.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                 SECTION 12.13. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


                 IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                     Anacomp, Inc.

                                       by
                                              ------------------------
                                              Name:
                                              Title:


                                     The Bank of New York,
                                        as Trustee,

                                       by
                                              ------------------------
                                              Name:
                                              Title:

                                                                       Exhibit A

                           [FORM OF FACE OF SECURITY]
                                                                       $

                                                                       CUSIP NO.

                         % Senior Secured Note due 2002


                  ANACOMP, INC., an Indiana corporation, promises to pay to
           , or registered assigns, the principal sum of                 Dollars
on         , 2002.

                 Interest Payment Dates:                        and
                   .

                 Record Dates:                                 and
                   .

                 Additional provisions of this Security are set forth on the other side of this Security.


Dated:

                                        ANACOMP, INC.

[Seal]                                       by


                                                   -------------------------
                                                   Chairman of the Board and
                                                   Chief Executive Officer


                                                   -------------------------
                                                   [Secretary]

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

THE BANK OF NEW YORK,

  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture.

  by
    ----------------------
    Authorized Signatory

    [FORM OF REVERSE SIDE OF SECURITY]


        % Senior Secured Note due 2002


1.  Interest

             ANACOMP, INC., an Indiana corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay
interest semiannually on                  and             of each year.
Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from
           ,1995. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment

             The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close
of business on the          or             next preceding the interest payment
date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.


3.  Paying Agent and Registrar

             Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying

Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture; Collateral Documents

             The Company issued the Securities under an Indenture dated as of , 1995 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section
Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

             The Securities are secured obligations of the Company limited to $225,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the Company and the Restricted Subsidiaries, including, subject to certain exceptions, the Incurrence of Indebtedness, the payment of dividends on, and redemption of, the Capital Stock of the Company and certain of its Subsidiaries, the redemption of certain Subordinated Obligations of the Company and certain of its Subsidiaries, the sale by the Company and certain of its Subsidiaries of assets and certain Subsidiary stock, transactions with Affiliates, Liens on the Collateral securing the Securities, Sale/Leaseback Transactions by the Company and certain of its Subsidiaries and consolidations and mergers and transfer of all or substantially all the Company's and certain of its Subsidiaries' assets. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from such Subsidiaries.

             As provided in the Indenture, the Securities are secured by the Lien of the Indenture and the other Collateral Documents in respect of the Collateral. Each Securityholder, by accepting a Security, shall be bound by and entitled to the benefits of the Collateral Documents, as the same may be amended from time to time pursuant to the provisions thereof and of the Indenture. The Securities and each Securityholders' rights thereunder are subject to the terms of the Intercreditor Agreement dated as of April __, 1995, among The First National Bank of Chicago, as agent on behalf of the lenders under the Revolving Credit Facility, and the Trustee, or any Replacement Intercreditor Agreement (as defined in the Security and Pledge Agreement).


5. Optional Redemption

             The Securities may not be redeemed prior to __________, 2000. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at a redemption price of ____% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date until and including _________, 2001, and thereafter at 100%.


6.  Mandatory Redemption

             On each of December __, 2000, and December ___, 2001, the Company shall redeem $37,500,000 principal amount of Securities at a redemption price of 100% of the principal amount, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant date to receive interest due on the related interest payment date). The Company may receive a credit against the principal amount of the Securities required to be redeemed pursuant to this paragraph equal to the principal amount (excluding premium) of any Securities that the Company has acquired or redeemed other than pursuant to this paragraph and has delivered to the Trustee for cancelation. The Company may receive the credit only once for any Security.


7.  Notice of Redemption

             Notice of redemption will be mailed at least 45 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  Put Provisions

             Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

             Under certain circumstances, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to par plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) from the Excess Proceeds of Asset Dispositions as provided in, and subject to the terms of, the Indenture.


9.  Denominations; Transfer; Exchange

             The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


10.  Persons Deemed Owners

             The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

             If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


12.  Discharge and Defeasance

             Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


13.  Amendment, Waiver

             Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to establish or maintain the Lien of the Indenture and the other Collateral Documents as a perfected first priority Lien of the Trustee in respect of the Collateral, to correct or amplify the description of the Collateral subject to the Lien of the Indenture or the other Collateral Documents, to subject additional property or assets to the Lien of the Indenture or the other Collateral Documents, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add Guarantees with respect to the Securities, to add additional covenants or surrender rights and powers conferred on the Company, to comply with any request of the SEC in connection with qualifying the

Indenture under the Act or to make any change that does not adversely affect the rights of any Securityholder.


14.  Defaults and Remedies

             Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $5,000,000 at the time; (v) certain events of bankruptcy or insolvency with respect to the Company and any Restricted Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $5,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

             Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.


15.  Trustee Dealings with the Company

             Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securi-ties and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16.  No Recourse Against Others

             A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17.  Authentication

                 This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


18.  Abbreviations

                 Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

19.  CUSIP Numbers

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


20.  GOVERNING LAW

                 THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                 THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITY-HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                          ANACOMP, INC.
                          11550 NORTH MERIDIAN STREET
                          CARMEL, IN 46032

                          ATTENTION OF CORPORATE COMMUNICATIONS


________________________________________________________________________________

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


-------------------------------------------------------------------------------

Date:                  Your Signature:
      ----------------                 ----------------------------------------

(Sign exactly as your name appears on the other side of this Security)


-------------------------------------------------------------------------------

                                OPTION OF HOLDER TO ELECT PURCHASE

                          IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED
BY THE COMPANY PURSUANT TO SECTION 4.07 OR 4.09 OF THE INDENTURE, CHECK THE
BOX:
                                      /  /

                          IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS
SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.07 OR 4.09 OF THE INDENTURE, STATE THE AMOUNT: $
                              ----------------------


DATE:                    YOUR SIGNATURE:
      ------------------                 ---------------------------------
                                         (SIGN EXACTLY AS YOUR NAME APPEARS
                                         ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:
                    ------------------------------------------------------
                                      (SIGNATURES MUST BE GUARANTEED BY AN
                                      "ELIGIBLE GUARANTOR INSTITUTION" MEETING
                                      THE REQUIREMENTS OF THE REGISTRAR, WHICH
                                      REQUIREMENTS INCLUDE MEMBERSHIP OR
                                      PARTICIPATION IN THE SECURITY TRANSFER
                                      AGENT MEDALLION PROGRAM ("STAMP") OR SUCH
                                      OTHER "SIGNATURE GUARANTEE PROGRAM" AS
                                      MAY BE DETERMINED BY THE REGISTRAR IN
                                      ADDITION TO, OR IN SUBSTITUTION FOR,
                                      STAMP, ALL IN ACCORDANCE WITH THE
                                      SECURITIES EXCHANGE ACT OF 1934.)

                            SCHEDULE I TO INDENTURE



                                 EXISTING LIENS

                            SCHEDULE II TO INDENTURE


                          U.S. RESTRICTED SUBSIDIARIES


1.       STROMBERG DATAGRAPHIX
         INTERNATIONAL CORP.

2.       FLORIDA AAC CORPORATION

3.       KALVAR MICROFILM, INC.

4.       ANACOMP CALIFORNIA

5.       XIDEX DEVELOPMENT COMPANY

6.       SUN FLEX INDUSTRIES OF PUERTO RICO, INC.

                           SCHEDULE III TO INDENTURE


                         JURISDICTIONS FOR UCC FILINGS


DEBTOR/GRANTOR NAMES                       JURISDICTIONS


1.       ANACOMP, INC.

2.       STROMBERG DATAGRAPHIX
         INTERNATIONAL CORP.

3.       FLORIDA AAC CORPORATION

4.       KALVAR MICROFILM, INC.

5.       ANACOMP CALIFORNIA

6.       XIDEX DEVELOPMENT COMPANY

7.       SUN FLEX INDUSTRIES OF PUERTO RICO, INC.

                            SCHEDULE IV TO INDENTURE


             JURISDICTIONS FOR REAL PROPERTY FILINGS AND RECORDINGS